As filed with the Securities and Exchange Commission, April 24, 2015

Registration No. _____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AppointMed, Inc.

 (Exact name of registrant as specified in its charter)

Nevada	7389	38-3945208
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

Maksim Smirnov

Chief Executive Officer

2248 Meridian Blvd Ste. H.

Minden, Nevada 89423

(775) 782-2201

 (Address and telephone number of registrant’s principal offices)

Copies to:

Law Office of Andrew Coldicutt

1220 Rosecrans Street, PMB 258

San Diego, CA 92106

Info@ColdicuttLaw.com

Approximate date of commencement of proposed sale to the public: As soon as practical after the Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  [   ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  [   ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed offering price per share(2)	Proposed maximum aggregate offering price(4)	Amount of registration fee(3)

Common Stock (1)	10,000,000	$0.01 per share	$100,000	$11.62

Total:			$100,000	$11.62

(1)	10,000,000 shares of common stock offered by the Company
(2)

There is no current market for the securities. Although the Registrant’s common stock has a par value of $0.001, the Registrant believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the Registrant has valued the common stock, in good faith and for purposes of the registration fee. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(3)	Registration Fee has been paid via Fedwire.
(4)	Estimated Solely for the purpose of calculating the registration fee pursuant to Rule 457.

The price of $0.01 is a fixed price at which the Company may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or at privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities Exchange Commission nor any state securities commissions have approved or disapproved of these securities or passed upon the adequacy of the Prospectus.  Any representation to the contrary is a criminal offense.

PART I – INFORMATION REQUIRED IN PROSPECTUS

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion dated April __, 2015

AppointMed, Inc.

$100,000

Up To 10,000,000 Shares of Common Stock Offered By the Company

The name of our company is AppointMed, Inc. and we were incorporated in the State of Nevada on November 26, 2014. This is our initial public offering. Our securities are not listed on any national securities exchange or the Nasdaq Stock Market. Our sole officer and director will offer and sell, on our behalf, up to 10,000,000 shares of our common stock at $.01 per share on a best efforts basis that will not utilize a third party underwriter or broker-dealer (the “Offering”).  Our sole officer and director will not receive any compensation for selling Shares in the Offering.  Our sole officer and director will solicit investments in the Shares from friends, family and those persons with which he has a prior business relationship and that he reasonably believes would have an interest in investing in the Company.  Our sole officer and director will distribute to all interested investors a copy of the Company’s then effective Prospectus.

Completion of this Offering is not subject to us raising a minimum amount of money.  The Offering is intended to be a self-underwritten public offering, with no minimum purchase requirement.  Shares will be offered on a best efforts basis and we do not intend to use an underwriter for this Offering.

This Offering will terminate 180 days from the effective date of this Prospectus (the “Termination Date”), unless extended by the Board of Directors for an additional 90 days, although we may close the Offering on any date prior to the Termination Date, if the Offering is fully subscribed or upon the vote of the Board of Directors.  Reasons the Board may consider in determining whether to extend or terminate the Offering may include, but are not limited to: amount of funds raised, potential to raise additional capital, and response to the Offering as of that date.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if it is developed, may not be sustained.  A market maker is needed to file an application with the Financial Industry Regulatory Authority (“FINRA”) on our behalf so that the shares of our common stock may be quoted on an inter-dealer quotation system such as the OTC Markets Pink Sheets or the Nasdaq OMX.  Commencing upon the effectiveness of our registration statement of which this Prospectus is a part, we will seek out a market maker.  There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require to be completed, submitted or approved, if at all.

This Offering involves a high degree of risk.  Please see Risk Factors starting on page 6 to read about factors you should consider before buying any of the Shares pursuant to this Offering.

The information in this Prospectus is not complete and may be changed.  The Company may not sell the Shares until the registration statement filed with the Securities and Exchange Commission (the “SEC”) is effective.  This Prospectus is not an offer to sell the Shares nor is it a solicitation of an offer to buy the Shares in any state where the offer or sale is not permitted.

There is no public trading market for our securities, and if a market develops for our securities, it will most likely be limited, sporadic and highly volatile. If no market develops, you will not be able to resell your shares publicly.

We are an “emerging growth company” under the federal securities laws and will therefore be subject to reduced public company reporting requirements. Investment in the common stock offered by this prospectus involves a high degree of risk. You may lose your entire investment.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is April __, 2015

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You should rely only on the information contained in this Prospectus and in any Prospectus Supplement we may file after the date of this Prospectus. We have not authorized anyone to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  The Selling Stockholders will not make an offer to sell these securities in any jurisdiction where an offer or sale is not permitted.  The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of our securities.

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ITEM 3. PROSPECTUS SUMMARY

AppointMed, Inc.

This summary contains material information about us and the offering which is described in detail elsewhere in the Prospectus. Since it may not include all of the information you may consider important or relevant to your investment decision, you should read the entire Prospectus carefully, including the more detailed information regarding our company, the risks of purchasing our common stock discussed under “Risk Factors” on page 6, and our financial statements and the accompanying notes.

Unless the context otherwise requires, the terms “we,” “our,” “us,” the “Company” and “AppointMed” refer to AppointMed, Inc., a Nevada corporation.

Our Business

We were incorporated under the laws of the State of Nevada on November 26, 2014.

Our general business strategy is to market our web and mobile applications for scheduling clinical appointments and transmitting medical information between clinicians and patients (the “AppointMed Applications”). The goal of AppointMed, Inc.  is to complete automation of a Full Health Care Service Delivery Process on the web, mobile and cloud platforms. AppointMed, Inc. will be a free service to patients and a subscription-based service to clinicians that will allow patients to find a nearby doctor or dentist, clinic, hospitals or any other healthcare professional who meets the patients’ search criteria, as well as see the clinicians’ real-time availability, and instantly book an appointment via our mobile and web applications. AppointMed, Inc. will develop a web application and a smartphone application that will ultimately be available on all smartphone operating systems.  Our application will be designed to help most patients get access to care with the ability to book last minute appointments. The application would allow patients to fill out their paperwork online in advance of their appointment or print out the specific clinics intake form so that the patient can have it filled in ahead of the appointment and ready to hand in to the clinicians office when they arrive. AppointMed, Inc. will help the patient to find great doctors, dentists, physicians, urgent care centers, hospitals or any other healthcare providers, read verified patient reviews, see the availability of the clinician, instantly book appointments, and even fill out doctor's paperwork pre-visit, no phone calls needed. The service will be absolutely free for patients. The patient will be able to search by Doctor Name, Practice Name, Procedure, Language, Location, Hospital and Insurance type and brand. Our ability to obtain the necessary financing to complete the development of the application and to become profitable is dependent on raising money in the future.

We currently do not have patents on our AppointMed applications and related products. Please refer to “Description of Our Business.” We have no revenues, have sustained losses since inception, have been issued a going concern opinion by our auditors and rely upon the sale of our securities to fund operations. We may not generate revenues even if any of our AppointMed applications are developed into fully functioning applications. Accordingly, we will be dependent on future financings in order to maintain our operations and continue our research and development. Please refer to “Risk Factors.”

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”).

The Company’s fiscal year end is December 31st.

Where You Can Find Us

Our office is located at 2248 Meridian Blvd Ste. H., Minden, Nevada 89423.

The telephone number is (775) 782-2201.

Our History

We were incorporated under the laws of the State of Nevada on November 26, 2014.

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On December 1, 2014, we appointed Maksim Smirnov to be the President, Chief Executive Officer, Treasurer, Chief Financial Officer, and Director of the Company.

We received our initial funding of $5,000 through the sale of common stock to our President, Maksim Smirnov, who purchased 5,000,000 shares of our common stock at $0.001 per share on December 1, 2014.

About this offering

This Prospectus relates to a total of 10,000,000 shares of common stock of AppointMed, Inc., a Nevada corporation.

Shares being Registered by the Company

This is the Company’s initial public offering.  The Company is offering 10,000,000 Shares of its common stock for sale in a self-underwritten, best-efforts offering.   The Company will receive up to $100,000 in the event that all the 10,000,000 shares of common stock are sold, of which there can be no assurance.

The proceeds, if any, will be used for general working capital purposes.  This offering will terminate on the earlier of the sale of all of the shares offered or 180 days after the date of the prospectus, unless extended an additional 90 days by the board of directors.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). We intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.   Our election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until they apply to private companies.  Therefore, as a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates.

THE OFFERING

Terms Of The Offering

As of the date of this prospectus, The Company has 5,000,000 shares of Common Stock issued and outstanding. The Company is registering an additional 10,000,000 shares of its Common Stock for sale at the price of $.01 per share. There is no arrangement to address the possible effect of the Offering on the price of the stock.

In connection with the Company’s selling efforts in the Offering, Maksim Smirnov will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an Offering of the issuer’s securities. Mr. Smirnov is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Smirnov will not be compensated in connection with his participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in the securities. Mr. Smirnov is not, nor has he been within the past 12 months, a broker or dealer, and he has not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the Offering, Mr. Smirnov will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Smirnov has not participated in another offering of securities pursuant to the Exchange Act Rule 3a4-1 in the past twelve months. Additionally, he has not and will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on the Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

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In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

There is no guarantee the Company will be able to sell the shares being offered in this prospectus. If it is unable to sell enough shares to complete its plan of operations, the business could fail.

Following is a brief summary of this offering.  Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

Securities Being Offered by the Company:	10,000,000 shares of Common stock, par value $0.001, on a best-efforts basis
Offering Price per Share:	The offering price per share is: $.01 per share for the 10,000,000 shares offered by the Company;
Offering Period:	The shares being sold by the Company are being offered for a period not to exceed 180 days, unless extended by the Board of Directors for an additional 90 days.
Net Proceeds to The Company:	$100,000, if all the shares are sold (Total Net Offering Proceeds).
Use of Proceeds:

The Company intends to use the proceeds for day to day business operations. We anticipate that any net proceeds we receive in connection with the sale of the shares will be used for continued development of our products and for general corporate purposes and working capital.

Number of Shares Outstanding Before the Offering	5,000,000
Number of Shares Outstanding After the Offering:	Up to 15,000,000, if all the shares are sold.
Registration Costs:	Management estimates the total offering registration costs to be $12,500.

The Company’s officers, directors and control persons do not intend to purchase any shares in this offering.

Jumpstart Our Business Startups Act:

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”).  For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will remain an emerging

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growth company for up to five full fiscal years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an emerging growth company as of the following December 31, or if our annual revenues exceed $1 billion, we would cease to be an emerging growth company the following fiscal year, or if we issue more than $1 billion in non-convertible debt in a three-year period, we would cease to be an emerging growth company immediately.

We will elect to take advantage of the extended transition period for complying with new or revised accounting standards under section 102(b)(1).  This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

SUMMARY FINANCIAL DATA

The summarized financial data presented below is derived from, and should be read in conjunction with, our audited financial statements and related notes from November 26, 2014 (date of inception) to December 31, 2014, included on Page F-1 in this prospectus and the reviewed financial statements for the year ended December 31, 2014.

Financial Summary	December 31, 2014 ($)
Cash and Deposits	-
Total Assets	-
Total Liabilities	$1,510
Total Stockholder’s Deficit	$1,510

Statement of Operations	Accumulated From November 26, 2014 (Inception) to December 31, 2014 ($)
Revenues	-
Cost of Revenues	-
Total Expenses	$6,510
Net Loss for the Period	$6,510

We have just commenced our operations and currently have no revenue. Our accumulated deficit at December 31, 2014, was $(6,510). We anticipate that we will continue to incur net losses from our operations for the foreseeable future.

Risk Associated With Our Business

Corporate Background

AppointMed, Inc. is a company in early development that formed in the State of Nevada on November 26, 2014. We are engaged in the development and marketing of our web and mobile applications for the scheduling of clinical appointments and transmitting medical information between doctors and patients (the “AppointMed Applications”). The goal of AppointMed, Inc. is to complete automation of a Full Health Care Service Delivery Process on Web, Mobile and Cloud Platforms. AppointMed, Inc. will be a free service for patients and a subscription-based service for clinicians that will allow patients to find a nearby doctor or dentist, clinic, urgent care centers, hospitals or any other healthcare professional who accepts their insurance, see their real-time availability, and instantly book an appointment via our smartphone or internet applications.

The accompanying financial statements have been prepared assuming AppointMed will continue as a going concern.  As discussed in Note 1 to the financial statements, AppointMed has not generated any cash flow from

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operations and has accumulated losses since inception.  These factors raise substantial doubt about AppointMed’s ability to continue as a going concern.  AppointMed is in the development stage and to date has not generated any revenue.  In a developing company, management devotes most of its activities to the development and marketing of the Company’s products and services.  The financial statements have been prepared on a going concern basis, which implies that AppointMed will continue to realize its assets and discharge its liabilities in the normal course of business.  AppointMed is unlikely to pay dividends or generate significant earnings in the immediate or foreseeable future.  There is no guarantee that AppointMed will be able to raise any equity financing or generate profitable operations. As of December 31, 2014, AppointMed has accumulated losses of $6,510 since inception.  These factors raise substantial doubt regarding AppointMed’s ability to continue as a going concern.

RISK FACTORS

The following risk factors should be considered carefully in addition to the other information contained in this report. This report contains forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our customers’ or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. “Risk Factors,” “Management’s Discussion and Analysis,” and “Business,” as well as other sections in this report, discuss some of the factors that could contribute to these differences.

Risks Related to Our Business and Industry

We are in early stages of development and have incurred substantial losses since inception.

We have never earned any revenues. In addition, we have incurred net losses of $6,510 for the period from our inception (November 26, 2014) through December 31, 2014, and, based upon our current plan of operation, we expect that we will incur losses for the foreseeable future.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Our independent registered public accounting firm has issued its report, which includes an explanatory paragraph for going concern uncertainty on our consolidated financial statements as of and for the period ended December 31, 2014. Because we have not yet generated revenues from our operations our ability to continue as a going concern is currently heavily dependent upon our ability to obtain additional financing to sustain our operations. Such financing may take the form of the issuance of common or preferred stock or debt securities, or may involve bank financing. The fact that our auditors have issued a “going concern” opinion may hinder our ability to obtain additional financing in the future. Currently, we have no commitments to obtain any additional financing, and there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.

If we encounter unforeseen difficulties with our business or operations in the future that require us to obtain additional working capital, and we cannot obtain additional working capital on favorable terms, or at all, our business may suffer.

To date, we have relied primarily upon cash from the private sale of equity securities and loans from our President, to generate the working capital needed to finance our operations.

We may encounter unforeseen difficulties with our business or operations in the future that may deplete our capital resources more rapidly than anticipated.  As a result, we may be required to obtain additional working capital in the future through bank credit facilities, public or private debt or equity financings, or otherwise.  We have not identified other sources for additional funding and cannot be certain that additional funding will be available on acceptable terms, or at all.  If we are required to raise additional working capital in the future, such financing may be unavailable to us on favorable terms, if at all, or may be dilutive to our existing stockholders. If we fail to obtain additional working capital as and when needed, such failure could have a material adverse impact on our business, results of operations and financial condition.  Furthermore, such lack of funds may inhibit our ability to respond to

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competitive pressures or unanticipated capital needs, or may force us to reduce operating expenses, which could significantly harm the business and development of operations. Because our independent auditors have expressed doubt as to our ability to continue as a “going concern,” as reported in their report on our financial statements, our ability to raise capital may be severely hampered. Similarly, our ability to borrow any such capital may be more expensive and difficult to obtain until this “going concern” uncertainty is resolved.

Technological changes in Smartphones’ and web applications could render our products uncompetitive or obsolete, which could reduce our market share and cause our revenues to decline.

The smartphone and web application market is characterized by continually changing technology requiring improved and updated features.  Our failure to further refine and improve our technology and develop and introduce new products could cause our products to become uncompetitive, obsolete, or unpopular, which could reduce our market share and cause our revenues to decline.  The smartphone and web application industry is rapidly evolving and competitive.  We will need to invest significant financial resources in research and development to keep pace with technological advances in the industry and to effectively compete in the future. A variety of competing applications are under development by other companies that could result in lower product costs or higher product performance than those expected for our products.  Our development efforts may be rendered obsolete by the technological advances of others, and other technologies may prove more advantageous for the commercialization of products.

Because we do not have any revenues, we expect to incur operating losses for the foreseeable future.

We have never generated revenues and we have never been profitable. Prior to completing and beta testing our smartphone and web applications, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. If we are unable to generate financing to continue the development of our smartphone and web applications, we will fail and you will lose your entire investment.

Our future performance is dependent on our ability to retain key personnel, loss of which would adversely affect our success and growth.

Our performance is substantially dependent on the performance of our senior management. In particular, our success depends on the continued efforts of Maksim Smirnov, our sole Officer and Director. The loss of his services could have a material adverse effect on our business, results of operations and financial condition as our potential future revenues would most likely dramatically decline and our costs of operations would rise. We do not have employment agreements in place with our officer, nor do we have key person insurance covering his loss.

Our future success may be dependent upon our obtaining licenses and intellectual property rights and know-how and protecting these rights.

The key assets of the Company will be in its obtaining of licenses and intellectual property rights, its know-how and the expertise, capabilities and relationships brought to the Company by its management.  The Company will continue to develop its intellectual property portfolio and licensing rights, and currently has no patents pending on our smartphone or web application.  As the business progresses, the Company will continually build out its portfolio of owned and licensed intellectual property, and take all appropriate steps to protect these rights. No assurances can be given that the Company will be successful in building out its portfolio of owned and licensed intellectual property and in protecting these rights.

Our success is tied to the adequacy of the Internet infrastructure.

Our future revenues and profits, if any, substantially depend upon the continued widespread use of the Internet as an effective medium of business and communication. Factors which could reduce the widespread use of the Internet include:

●	actual or perceived lack of security of information or privacy protection;
●	possible disruptions, computer viruses or other damage to the Internet servers or to users’ computers; and
●	excessive governmental regulation.

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We have little control over these factors or their effect on our business.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including Securities Exchange Commission (the “SEC”) regulations and NASDAQ Market rules, are creating uncertainty for companies. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may be harmed.

Our products may not gain commercial or market acceptance, which would prevent us from achieving increased revenues and market share.

The development of a successful market for our products may be adversely affected by a number of factors, many of which are beyond our control, including:

●

our failure to produce products that compete favorably against other products on the basis of cost,  quality, and performance;

●

     any limitations or perceived inefficiencies;

●

the willingness of the target population to try our new applications and whether or not customers will accept our products; and

●

     the strength of marketing and product support and timing of market introduction.

If our products fail to gain market acceptance, we would be unable to realize revenues, gain or increase market share and achieve and sustain profitability.

Potential and evolving government regulation could impose taxes or other burdens on our business that could increase our costs or the demand for our services.

Increased regulation regarding the transmission of medical information could increase the cost of our doing business or otherwise reduce our sales and revenues. The statutes and case law governing online information technology industry are still evolving, and new laws, regulations or judicial decisions that may be imposed on us may present additional risks and costs of operations. In addition, new regulations, domestic or international, regarding the privacy of our user’s personally identifiable information may impose additional costs and operational constraints on us.

Federal legislation imposing limitations on the ability of states to impose taxes on Internet-based sales was enacted in 1998. The Internet Tax Freedom Act, that was extended by the Internet Nondiscrimination Act, exempted certain types of sales transactions conducted over the Internet from multiple or discriminatory state and local taxation through November 2014. Failure to renew this legislation could allow state and local governments to impose additional taxes.

Additionally, changing laws, rules and regulations, and legal uncertainties may adversely affect our business, financial condition, and results of operations. Our business, financial condition, and results of operations could be adversely affected by unfavorable changes in or interpretations of existing, or the promulgation of new laws, rules and regulations applicable to us and our business, including those relating to the Internet and online medical communication, and consumer protection and privacy could decrease demand for services, increase costs and/or subject us to additional liabilities. For example, there is, and will likely continue to be, an increasing number of laws and regulations pertaining to the Internet and online medical communication that may relate to liability for information retrieved from or transmitted over the Internet, user privacy, taxation, and the quality of services.

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Further, the growth and development of online medical communication may prompt calls for more stringent protection laws that may impose additional burdens on our business.

As our business grows, we will need to attract additional managerial employees which we might not be able to do.

Mr. Maksim Smirnov is our President, Secretary Treasurer, and sole director. In order to grow and implement our business plan, we would need to add managerial talent in sales, technical, and finance to support our business plan. There is no guarantee that we will be successful in adding such managerial talent.

Should we lose the services of Maksim Smirnov, our founder, President, Secretary, Treasurer and sole director, our financial condition and proposed expansion may be negatively impacted.

Our future depends on the continued contributions of Maksim Smirnov, our founder, President, Secretary, Treasurer and sole director, who would be difficult to replace. The services of Mr. Smirnov are critical to the management of our business and operations. We do not maintain key man life insurance on Mr. Smirnov. Should we lose the services of Mr. Smirnov and be unable to replace his services with equally competent and experienced personnel, our operational goals and strategies may be adversely affected, which will negatively affect our potential revenues.

Because we do not have an audit or compensation committee, shareholders will have to rely on the one member of our board of directors who is not independent to perform these functions.

We do not have an audit or compensation committee or board of directors as a whole that is composed of independent directors. These functions are performed by our sole director. Because our directors are not independent, there is a potential conflict between their or our interests and our shareholders’ interests since Maksim Smirnov, our board member is also our President, Secretary and Treasurer who will participate in discussions concerning management compensation and audit issues that may be affect management decisions. Until we have an audit committee or independent directors, there may be less oversight of management decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

Risks Relating To Our Common Shares

Because we are considered to be a "shell company" under applicable securities rules, investors may not be able to rely on the resale exemption provided by Rule 144 of the Securities Act.  As a result, investors may not be able to re-sell our shares and could lose their entire investment.

We are considered to be a "shell company" under Rule 405 of Regulation C of the Securities Act.  A "shell company" is a company with either no or nominal operations or assets, or assets consisting solely of cash and cash equivalents. As a result, our investors are not allowed to rely on Rule 144 of the Securities Act for a period of one year from the date that we cease to be a shell company. Because investors may not be able to rely on an exemption for the resale of their shares other than Rule 144, and there is no guarantee that we will cease to be a shell company, they may not be able to re-sell our shares in the future and could lose their entire investment as a result.

Because we are considered to be a "shell company" under applicable securities rules, we are subject to additional disclosure requirements if we acquire or dispose of significant assets in the course of our business. We will incur additional costs in meeting these requirements, which will adversely impact our financial performance and, therefore, the value of your investment.

Because we are considered to be a "shell company" under Rule 405 of Regulation C of the Securities Act, we are subject to additional disclosure requirements if we entered into a transaction which results in a significant acquisition or disposition of assets.  In such a situation, we must provide prospectus-level, detailed disclosure regarding the transaction, as well as detailed financial information.  In order to comply with these requirements, we will incur additional legal and accounting costs, which will adversely impact our results of operations.  As a result, the value of an investment in our shares may decline as a result of these additional costs.

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Rule 144 safe harbor is unavailable for the resale of shares issued by us unless and until we cease to be a shell company and have satisfied the requirements of Rule 144(i)(1)(2).

We are a "shell company" as defined by Rule 12b-2 promulgated under the Exchange Act.  Accordingly, the securities in this offering can only be resold through registration under the Securities Act, meeting the safe harbor provisions of paragraph (i) of Rule 144, or in reliance upon Section 4(1) of the Securities Act of 1933 for non-affiliates.

Rule 144 safe harbor is unavailable for the resale of shares issued by us unless and until we have ceased to be a shell company and have satisfied the requirements of rule 144(i)(1)(2).

The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008.  Pursuant to Rule 144, one year must elapse from the time a "shell company", as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a "shell company" and files Form 10 information with the SEC, during which time the issuer must remain current in its filing obligations, before a restricted shareholder can resell their holdings in reliance on Rule 144.

The term "Form 10 information" means the information that is required by SEC Form 10, to register under the Exchange Act each class of securities being sold under Rule 144. The Form 10 information is deemed filed when the initial filing is made with the SEC.  Under Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting  shell company or a company that was at anytime previously  a  reporting  or  non-reporting  shell company,  can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the  securities  that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting  requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material  required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the issuer was required to file such reports and materials),  other than Form 8-K reports; and (4) at least one year has elapsed  from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

We may issue additional common shares in the future, which would reduce our current investors’ percentage of ownership and which may dilute our share value.

Our Certificate of Incorporation authorizes the issuance of 100,000,000 shares of common stock, of which 5,000,000 shares are issued and outstanding. The future issuance of additional shares of common stock which we are currently authorized to issue may result in substantial dilution in the percentage of our stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock. Additionally, the terms of any preferred stock that we might issue may substantially dilute the voting rights of our then-current stockholders, or may require us to pay significant dividends before any distributions may be made to our other stockholders.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described below, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

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Our common stock will be subject to the “Penny Stock” Rules of the SEC and the trading market in our securities will be limited, which will make transactions in our stock cumbersome, which may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require:

● that a broker or dealer approve a person’s account for transactions in penny stocks; and
● that the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

● obtain financial information and investment experience objectives of the person; and

●

make a reasonable determination that the transactions in penny stocks are suitable for that person and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight:

● sets forth the basis on which the broker or dealer made the suitability determination; and
● confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common shares thus causing a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the OTC Markets Pink Sheets after the registration statement relating to this Prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such an application. If for any reason our common stock is not quoted on the Over-the-Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so. There is no assurance that a market maker will file an application for quotation of our stock, or that such an application, if filed, will be accepted.

The price of our shares in this offering was arbitrarily determined by us and may not reflect the actual market price for the securities.

The offering price of the common stock was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock in the

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trading market after this offering. The market price of the securities offered herein, if any, may decline below the offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management’s attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

The requirements of being a public company may strain our resources and distract our management.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. These requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls for financial reporting. We will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accountants addressing these assessments. During the course of our testing, we may identify deficiencies which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight will be required. This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, we may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge, and we cannot assure you that we will be able to do so in a timely fashion.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless the value of such shares appreciates and they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Because our officers and directors are located in a non-U.S. jurisdiction, you may have limited effective recourse against the management for misconduct and may not be able to enforce judgment and civil liabilities against our officers, directors, experts and agents.

Our director and officer is a national and resident of the Russian Federation, and all or a substantial portion of his assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our sole officer and director, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC in order for shares of our Common Stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our Common Stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our Common Stock may find it difficult to sell their shares.

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If quoted, the price of our common stock may be volatile, which may substantially increase the risk that you may not be able to sell your shares at or above the price that you may pay for the shares.

Even if our shares are quoted for trading on the Over-the-Counter Bulletin Board or other Over-the-Counter market following this offering and a public market develops for our common stock, the market price of our common stock may be volatile. It may fluctuate significantly in response to the following factors:

●	variations in quarterly operating results;
●	our announcements of the acquisition of assets and achievement of milestones, or the inability to so acquire assets or achieve milestones;
●	our relationships with other companies or capital commitments;
●	additions or departures of key personnel;
●	sales of capital stock or termination of stock transfer restrictions;
●	changes in financial estimates by securities analysts, if any; and
●	fluctuations in stock market price and volume.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws to the extent they prohibit trading absent compliance with individual state laws.

There is no public market for our Common Stock, and there can be no assurance that any public market will develop in the foreseeable future. Transfer of our Common Stock may also be restricted under the securities laws or securities regulations promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our Common Stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the “Blue Sky” laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our Common Stock.

We intend to apply for listing with Standard and Poor’s Corporate Manual, a leading provider of business and financial information on publicly listed and quoted companies, which, once published, will provide us with “manual” exemptions in approximately 39 states, the District of Columbia, Guam, Puerto Rico and U.S.  Virgin Islands, as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Thirty-nine states, certain U.S. Territories (Guam, Puerto Rico and U.S. Virgin Islands) and the District of Columbia have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by persons who purchase shares under this prospectus.   In these states, territories and district, so long as we obtain and maintain a listing with Standard and Poor’s Corporate Manual or in Mergent, Inc., secondary trading of our common stock can occur without filing, review or approval by state regulatory authorities in these states, territories and district.  These 39 states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, South Dakota, Texas, Utah, Vermont, Washington, West Virginia, Wisconsin and Wyoming.   We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective.  Once we secure this listing, secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our stockholders. Accordingly, investors should consider the secondary market for our securities to be a limited one.

Voting control of our common stock is possessed by Maksim Smirnov. This concentration of ownership could discourage or prevent a potential takeover of AppointMed, Inc. that might otherwise result in your receiving a premium over the market price for your common stock.

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The voting control of our common stock is possessed by Maksim Smirnov, our President, Chief Executive Officer, Treasurer and Director, who was issued 5,000,000 shares of our common stock for $5,000 and services in the year 2014.  Holders of our common stock are entitled to one non-cumulative vote on all matters submitted to our stockholders. The result of this concentration of ownership and voting control is that Maksim Smirnov has the ability to control all matters submitted to our stockholders for approval and to control our management and affairs, including extraordinary transactions such as mergers and other changes of corporate control, and going private transactions. Additionally, this concentration of voting power could discourage or prevent a potential takeover of the Company that might otherwise result in your receiving a premium over the market price for your common stock.

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability, which may result in a major cost to us and hurt the interests of our stockholders because corporate resources may be expended for the benefit of officers and/or directors.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter, if it were to occur, is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

If a market develops for our shares, sales of our shares relying upon Rule 144 may depress prices in that market by a material amount.

All of the currently outstanding shares of our Common Stock are ‘‘restricted securities’’ within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted securities, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company’s outstanding Common Stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our stockholders being that the OTC Markets (if and when listed thereon) is not an ‘‘automated quotation system’’ and, accordingly, market based volume limitations are not available for securities quoted only over the OTC Markets. As a result of revisions to Rule 144 which became effective on or about February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of one year. None of our currently outstanding shares of Common Stock have been held for one year or more. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of Common Stock of present stockholders, may have a depressive effect upon the price of the Common Stock in any market that may develop.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains projections and statements relating to the Company that constitute “forward-looking statements.”  These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as “intends,” “believes,” “anticipates,” “expects,” “estimates,” “may,” “will,” “might,” “outlook,” “could,” “would,” “pursue,” “target,” “project,” “plan,” “seek,” “should,” “assume,” or similar

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terms or the negatives thereof.  Such statements speak only as of the date of such statement, and the Company undertakes no ongoing obligation to update such statements.  These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, and its respective directors, officers or advisors with respect to, among other things:

•  trends affecting the Company’s financial condition, results of operations or future prospects

•  the Company’s business and growth strategies

•  the Company’s financing plans and forecasts

•  the factors that management expects to contribute to its success and the Company’s ability to be successful in the future

•  the Company’s business model and strategy for realizing positive results when sales begin

•  competition, including the Company’s ability to respond to such competition and its expectations regarding continued competition in the market in which the Company competes;

•  expenses

•  the Company’s expectations with respect to continued disruptions in the global capital markets and reduced levels of consumer spending and the impact of these trends on its financial results

•  the Company’s ability to meet its projected operating expenditures and the costs associated with development of new projects

•  the Company’s ability to pay dividends or to pay any specific rate of dividends, if declared

•  the impact of new accounting pronouncements on its financial statements

•  that the Company’s cash flows from operating activities will be sufficient to meet its projected operating expenditures for the next twelve months

•  the Company’s market risk exposure and efforts to minimize risk

•  development opportunities and its ability to successfully take advantage of such opportunities

•  regulations, including anticipated taxes, tax credits or tax refunds expected

•  the outcome of various tax audits and assessments, including appeals thereof, timing of resolution of such audits, the Company’s estimates as to the amount of taxes that will ultimately be owed and the impact of these audits on the Company’s financial statements

•  the Company’s overall outlook including all statements under Management’s Discussion and Analysis or Plan of Operation

•  that estimates and assumptions made in the preparation of financial statements in conformity with US GAAP may differ from actual results, and

•  expectations, plans, beliefs, hopes or intentions regarding the future.

Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that, should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown.  The factors that could adversely affect the actual results and performance of the Company include, without limitation:

•  the Company’s inability to raise additional funds to support operations if required

•  the Company’s inability to effectively manage its growth

•  the Company’s inability to achieve greater and broader market acceptance in existing and new market segments

•  the Company’s inability to successfully compete against existing and future competitors

•  the effects of intense competition that exists in the industry

•  the effects of an economic downturn and its effect on consumer spending

•  the risk that negative industry or economic trends, reduced estimates of future cash flows, disruptions to the Company’s business or lack of growth in the business, may result in significant write-downs or impairments in future periods

•  the effects of events adversely impacting the economy or the effects of the current economic recession, war, terrorist or similar activity or disasters

•  financial community perceptions of the Company and the effect of economic, credit and capital market conditions on the economy and,

•  other factors described elsewhere in this Prospectus, or other reasons.

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Potential investors are urged to carefully consider such factors.  All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements and the “Risk Factors” described herein.

ITEM 4.  USE OF PROCEEDS

This Offering is being made without the involvement of underwriters or broker-dealers. This means the Company will receive $100,000 if all of the Shares of Common Stock offered hereunder are purchased. However, the Company cannot guarantee that it will sell any or all of the Shares being offered by the Company. The “Use of Proceeds” Chart below estimates the use of proceeds, given the varying levels of success of the Offering.

Shares Offered (% Sold)	10,000,000 Shares Sold (100%)	7,500,000 Shares Sold (75%)	5,000,000 Shares Sold (50%)	100,000 Shares Sold (20%)
Gross Offering Proceeds	$100,000	$75,000	$50,000	$20,000
Approximate Offering Expenses (1)
SEC Filings	1,000	1,000	1,000	1,000
Transfer Agent	1,000	1,000	1,000	1,000
Misc. Expenses	500	500	500	500
Legal and Accounting	10,000	10,000	10,000	10,000
Total Offering Expenses	12,500	12,500	12,500	12,500
Total Net Offering Proceeds	87,500	62,500	37,500	7,500
Principal Uses of Net Proceeds (2)
Marketing	10,000	10,000	5,000	0
Corporate Office Lease	5,000	5,000	0	0
Office Supplies	5,000	5,000	1,000	500
Application Development	60,000	35,000	24,000	7,000
Website Development	5,000	5,000	5,000	0
Insurance (Directors, Officers, Product, Auto, General Liability)	2,500	2,500	2,500	0
Total Principal Uses of Net Proceeds	87,500	62,500	37,500	7,500
Amount Unallocated	-0-	-0-	-0-	-0-

(1)  Offering expenses have been rounded to $12,500 and have heretofore been partially paid from the proceeds from the Company’s Private Placement Offering.

(2)  Any line item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

If 100% of the offered Shares are sold the Company will receive the maximum proceeds of $87,500 after paying the Company’s offering expenses. The Company plans to allocate the net proceeds from this Offering as follows: $15,000 towards the salaries of the officers, directors, employees, and independent contractors, $45,000 to the development of our product, $10,000 to marketing of our product, $5,000 for office space, $5,000 for office supplies, $5,000 for our website development, and $2,500 for insurance

If 75% of the offered Shares are sold the Company will receive $62,500, after paying offering expenses.  In this case, the Company plans to cut the staffing budget to $10,000, maintain the marketing budget of $10,000, cut our application development to $25,000, maintain the lease expense, office supplies and website development at $5,000.  In this instance, the Company’s president may work more on our technology and growing the company because we will not have enough money to hire an assistant. We will still allocate $2,500 for insurance for the directors, officers, products, and general liabilities.

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If 50% of the offered Shares are sold the Company would receive $37,500, after paying offering expenses. The Company would further cut the staffing budget for the officers and directors to $5,000. The Company would not be able lease office space.  The Company still plans on spending $19,000 on the development of our mobile application, and we would still spend $5,000 on marketing and website development; however, we would significantly cut the marketing budget to $5,000. We will still allocate $2,500 for insurance for the directors, officers, products, and general liabilities.

If the Company sells 20% of the Shares under the Offering it would be severely restricted in its operating plans and only have sufficient proceeds to cover offering expenses, operate the Company for the year,  and it will have to pay the remainder of the expenses out of additional financing which it has not yet received. The Company will still spend $7,000 on the development of its mobile application but we would not have sufficient proceeds to hire any staff and initiate growth. In this instance, it will have to seek out additional capital from alternate sources to fully execute the plan of operations. If such funds are not available the business would likely fail and any investment would be lost.

The funds from this Offering may not be used to pay Maksim Smirnov for his services to the Company, prior to, during, and subsequent to the Offering. There can be no assurance that the Company will raise any funds through this Offering and if a limited amount of funds are raised, the Company will use such funds according to its best judgment in accordance with the foregoing “Use of Proceeds” chart and the explanations thereto. This discretion is not unlimited and any such change in the use of proceeds as discussed above would be restricted to a proportionate reduction in funds allocated to each specific item listed, and would not differ materially from the “Use of Proceeds” chart. To the extent the offering proceeds do not cover any professional fees incurred by the Company, management anticipates paying for any such expenses out of any additional funding or revenues the Company receives.

If the Company requires additional funding, it will seek such funds from friends, family, and business acquaintances of the officers and directors in order to continue operations. As with any form of financing, there are uncertainties concerning the availability of such funds, and the likelihood that such funds will be available to the Company on acceptable terms since the Company has not received any firm commitments or indications of interest from the friends, family members, or business acquaintances of the officers and directors regarding potential investments in the Company.

ITEM 5.  DETERMINATION OF OFFERING PRICE

We have proposed a selling price of $.01 per share. The offering price has no relationship to any established criteria of value, such as book value or earnings per share. Consequently, we cannot determine what the actual value of our common stock will be either now or at the time of sale. If our shares become quoted on the Over-The-Counter Bulletin Board, Selling Stockholders may sell all or a portion of their shares in the over-the-counter market at prices prevailing at the time of sale, or related to the market price at the time of sale, or at other negotiated prices.

ITEM 6.  DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.

Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of the arbitrary determination of the offering price of the Shares being offered.  Dilution of the value of the Shares you purchase is also a result of the lower book value of the shares held by the existing stockholders.

As of December 31, 2014, the net tangible book value of the Company shares was $0 or approximately $(0.00) per share, based upon 5,000,000 shares outstanding.

We are offering shares of our common stock at a fixed Offering Price of $0.01 per share through this Offering.  Since inception, November 26, 2014, our sole officer and director has purchased shares of our common stock for $0.001 per share.  Following is a table detailing dilution as of December 31, 2014, to investors if 100%, 75%, or 50%, of the Offering is sold.

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	100% of offered Shares are sold	75% of offered Shares are sold	50% of offered Shares are sold
Offering Price	$.01 per share	$.01 per share	$.01 per share
Net tangible book value at 12/31/14	$0.00 per share	$0.00 per share	$0.00 per share
Net tangible book value after giving effect to the Offering	$0.0066 per share	$0.0059 per share	$0.0048 per share
Increase in net tangible book value per share attributable to cash payments made by new investors	$0.0066 per share	$0.0059 per share	$0.0048 per share
Per Share Dilution to New Investors	$0.0034 per share	$0.0044 per share	$0.0054 per share
Percent Dilution to New Investors	34%	44%	54%

The following table summarizes the number and percentage of shares purchased the amount and percentage of consideration paid and the average price per Share paid by the existing stockholders and by new investors in this offering:

	Total Price Per Share	Number of Shares Held	Percent of Ownership	Consideration Paid
Our Officer and Director	$0.001	5,000,000	33%	$5,000
Investors in This Offering	$ .01	10,000,000	66%	$100,000

ITEM 7.  SELLING STOCKHOLDERS

Our current shareholder is not selling any of the Shares being offered in this Prospectus.

ITEM 8.  PLAN OF DISTRIBUTION

This is a self-underwritten offering.  This Prospectus is part of a prospectus that permits the Company’s officers and directors to sell the Shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any Shares they may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer.  The sole officer and director will sell the Shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on the Company’s behalf, they will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The Company’s officer and director will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer, may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a. Its officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

b. Its officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;  and

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c. Its officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

d. Its officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Its officers, directors, control persons and affiliates do not intend to purchase any Shares in this offering.

Additionally, our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on The NASDAQ Stock Market or other national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Terms of the Offering, Shares being Offered by the Company

The Shares being offered by the Company will be sold at the fixed price of $.01 per Share until the completion of this offering.  There is no minimum amount of subscription required per investor, and subscriptions, once received and accepted, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period of 180 days, unless extended by the Company Board of Directors for an additional 90 days. If the board of directors votes to extend the offering for the additional 90 days, a post-effective amendment to the registration statement will be filed to notify subscribers and potential subscribers of the extended offering period.  Anyone who has subscribed to the offering prior to the extension will be notified by the company that their money will be promptly refunded prior to the expiration of the original offering unless they provide an affirmative statement that they wish to subscribe to the extended offer.

Deposit of Offering Proceeds

This is a “best efforts” offering, so the Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered. The Company has made no arrangements to place subscription funds in an escrow, trust or similar account which means that all funds collected for subscriptions will be immediately available to the Company for use in the implementation of its business plan.

Procedures and Requirements for Subscription

If you decide to subscribe for any Shares being sold by the Company in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check, bank draft or cashier’s check payable to the Company. Subscriptions, once received and accepted by the Company, are irrevocable.  All checks for subscriptions should be made payable to the AppointMed, Inc.

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ITEM 9.  DESCRIPTION OF SECURITIES TO BE REGISTERED

Trading History

There is currently no public or other market for our Common Stock, and we cannot guarantee that any such market will develop in the foreseeable future. We intend to engage one or more registered broker-dealers to file an application with FINRA on our behalf so as to be able to quote the shares of our Common Stock on OTC Markets Pink Sheets. As of the date of this Prospectus, we have not identified any such broker-dealers and are not in negotiations with any. There can be no assurance that any such broker-dealer will ever file such an application, or that such an application, if filed, will be accepted.

Common Stock

Our authorized capital stock consists of 100,000,000 shares of Common Stock, with a par value of $0.001 per share. As of December 31, 2014, there were 5,000,000 shares of our Common Stock issued and outstanding. Our shares are held by One (1) stockholder of record. The holders of Company common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by its Board of Directors; (ii) are entitled to share in all of its assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of its affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Preferred Stock

The authorized capital stock of the Company consists of 10,000,000 shares of preferred stock, with a par value of $0.001.

Share Purchase Warrants

Prior to this offering, we have not issued and do not have outstanding any warrants to purchase shares of our Common Stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our Common Stock. We do not have any stock option plans.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our Common Stock or any rights convertible or exchangeable into shares of our Common Stock.

Voting Rights

Directors of the Company are elected at the annual meeting of stockholders by a plurality of the votes cast at the election.  Holders of shares of the Company’s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of its directors. After this offering is complete and presuming all the 10,000,000 shares are sold, the present stockholders will own 33% of its outstanding shares and the purchasers in this offering will own, in the aggregate, 66% of its outstanding shares. Stockholders have no pre-emptive rights.

Cash Dividends

As of the date of this prospectus, the Company has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings of the Company, if any, its capital requirements and financial position, the general economic conditions,

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and other pertinent conditions.  It is the Company’s present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in its business operations.

ITEM 10.  INTERESTS OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

The audited financial statements for the year ending December 31, 2014 that have been included in this prospectus have been audited by MartinelliMick PLLC.  Included are the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

The Law Office of Andrew Coldicutt has passed upon the validity of the shares being offered and certain other legal matters and is representing the Company in connection with this offering.

ITEM 11.  INFORMATION WITH RESPECT TO THE REGISTRANT

A. Description of the Business

We were incorporated in the State of Nevada on November 26, 2014. We are a developing company and from our inception to date, we have not generated any revenue. Our general business strategy is to market our Web and Mobile application for scheduling doctor appointments and transmitting medical information between doctors and patients (the “AppointMed Applications”). The goal of AppointMed, Inc. is to complete automation of Full Health Care Service Delivery Process on Web, Mobile and Cloud Platforms. AppointMed, Inc. will be a free service that will allow patients to find a nearby doctor or dentist, clinic, hospital or any other healthcare professional who accepts their insurance, see their real-time availability, and instantly book an appointment via our mobile and web applications. AppointMed, Inc. is web application, and a smartphone application that will eventually be available on all smartphone operating systems.  AppointMed, Inc. will help most patients get access to care with last minute appointments. The App would allow patients to fill out their paperwork online in advance of their appointment. AppointMed, Inc. will help the patient to find great doctors, dentists, physicians, urgent care centers, hospitals or any other healthcare providers, read verified patient reviews, instantly book appointments, and even fill out doctor's paperwork pre-visit, no phone calls needed. The service will be absolutely free for patients. The patient will be able to search by Doctor Name, Practice Name, Procedure, Language, Location, Hospital and Insurance.  Our ability to obtain the necessary financing to complete the development of the application and to become profitable is dependent on raising money in the future.

On December 1, 2014, we appointed Maksim Smirnov to be the President, Chief Executive Officer, Treasurer, Chief Financial Officer, and Director of the Company.

We received our initial funding of $5,000 through the sale of common stock to our President, Maksim Smirnov, who purchased 5,000,000 shares of our common stock at $0.001 per share on December 1, 2014.

We have never declared bankruptcy, have never been in receivership, and we have never been involved in any legal action or proceedings. Neither we, nor our officers, directors, promoters or affiliates, have had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of another acquisition or merger.

Since we have a specific business plan, which we have begun to execute, while we have no plan to engage in a merger or acquisition of another entity, we believe that we are not a blank check company described in Rule 419 under the Securities Act of 1933.

We are a developing company and have not generated any revenue to date. We currently have no employees.

As discussed in the Notes to the Financial Statements included in this Registration Statement, as of December 31, 2014, we had no revenue and had negative cash flow of approximately $6,510 for the period from November 26, 2014 (commencement of operations) to December 31, 2014. These factors raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory

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paragraph regarding this uncertainty in their report on our financial statements for the period from November 26, 2014 (commencement of operations) to December 31, 2014. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations. Our business strategy may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

The Company

AppointMed, Inc. is a Health Care Process Management (HCPM) Company. AppointMed, Inc. is a new web and mobile application for doctors, to assist both doctors and patients in making appointments and scheduling that will help making appointments easier for patients, and also filling empty time slots in doctor’s office hours. AppointMed, Inc. will offer its electronic platform and its services to doctors, hospitals, clinics and to patients.  AppointMed, Inc.’s goal is to complete automation of a Full Health Care Service Delivery Process on the Web, Mobile and on Cloud Platforms. AppointMed, Inc. will be a free service to patients and will initially be free to doctors and hospitals for a trial period, that will allow patients to find a nearby doctor or dentist, clinic, hospital or any other healthcare professional who accepts their insurance, see the medical professional’s real-time availability, and instantly book an appointment using our AppointMed Applications on either a smartphone or the Internet. We are planning on having AppointMed, Inc., be both a web and a mobile application.

AppointMed, Inc. will be able to help most patients get easy access to health care, either in advance or on a last minute basis that is based on the Doctor or Hospital’s real time schedule.  Our application would also allow patients to fill out their paperwork online in advance of their appointment.  AppointMed, Inc. will help the patient find great doctors, dentists, physicians, urgent care centers, hospitals or any other healthcare providers, read verified patient reviews, instantly book appointments, and even fill out doctor's paperwork pre-visit (where jurisdiction allows), no phone calls or referrals needed. The service will be absolutely free for patients. The patient will be able to search by Doctor Name, Practice Name, Procedure, Disease, Language, Location, Hospital and Insurance.

Business Strategy

AppointMed, Inc., plans on being a leading health care process management company.  AppointMed, Inc. intends to grow and establish its business as a leading doctors appointment web app for the American, European and Asian countries and throughout the globe. The AppointMed, Inc. applications will empower the patients and doctors by allowing easier appointment scheduling, post-visit follow up, professional messaging (one to one and group messaging) patient to patient, doctor to doctor, and patient to doctor messaging. AppointMed, Inc.’s business model is to create the availability of scheduling last minute appointments and the ability to see which doctors are available and where they are located. If doctors have cancellations, open appointments – our planned software lets those appointments fill up right away, which will give us an advantage over the current medical appointment applications that exist. For each disease AppointMed, Inc. will have a specific area within our application, which will provide info on providers of treatment for that disease and a list and Internet links to information on the latest technologies, and treatment options for that disease. AppointMed, Inc. will be more functional than current medical appointment applications as they are just doctor visit scheduling applications; whereas, AppointMed, Inc. would also offer:

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Pre Visit- Pre visit means patients can enter or scan insurance card info, identification card info and credit card info from his or her home on our app before reaching the doctor’s office. This will save considerable amounts of time filling out paperwork in the doctor’s waiting room..

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Visit scheduling- AppointMed, Inc. Doc’s are for last minute appointment scheduling, which means we fill up the last minute appointment openings for each doctor. Last minute openings are created by cancellations or open appointments for some other reasons.

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Visit  Follow up- the AppointMed, Inc. application allows doctors to have an automated follow up with patients about their last visit ; doctors can use our pre-populated questionnaires or create his or her own follow up questionnaire to be answered by the patients to know how the patient is feeling with the medication provided to the patient.

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Virtual Visit- patients can use our tele-medicine app and chat with Doctors, Registered Nurses, a Physician’s Assistant or Nurse Practioner anonymously.

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Hospitals- the AppointMed, Inc. applications will also offer a separate portal for the hospitals, where the patient just needs to select the hospital they want and it will provide access to all the doctors within that hospital and available appointments. The patient will then enter his disease, and our software will show the

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list of doctors/expert of that disease.  The patient can then chat, message, or make an appointment with any of the doctors. The hospital portal will also allow the patient to make appointments for any type of lab and any other possible testing. The AppointMed, Inc. application will allow the hospitals to subscribe their hospital to our application for a monthly or annual fee, and our application will provide for a more orderly process of making appointments and following up with patients.  The AppointMed, Inc. application will also allow the doctors to maintain profile/history of every patient online or allow access to the hospitals records. The patient historical information/record will be available to the doctors on a single click.

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Out of State/International Patients- the AppointMed, Inc. application will enable out-of-state and international patients to discuss their diseases or make appointments with doctors either before travelling or while they are travelling.

The above features make us different than our current competitors, along with the addition of building the separate applications for each individual disease or condition that will allow patients, doctors, and hospitals to better manage pain, follow up with treatments, and ensure that the patients are getting the best treatment that the doctors and/or hospitals can provide. We will work to include as many hospitals and doctors from all over the world so that our patients can access various specialists for specific diseases or hospitals under one platform, under one app, anytime and anyplace in the world.

AppointMed, Inc.’s business model will be similar to other medical appointment applications that currently exist, but we will have many more searchable medical facilities, specifications, specialties, and the ability to make last minute appointments based on the doctors or hospitals real-time schedule.  Other current doctor appointment applications simply create appointments for doctor’s visits. The other doctor appointment applications that are available provide scheduling systems on a paid subscription basis for medical personnel.

Markets and Applications

The success of any business heavily depends on market demographics. The market demographics show how much potential there is in the market to increase the business. Moreover, market demographics are also critical for long term growth of the business. AppointMed, Inc. web based software will eventually be specialized so that it can be used by any patient, doctor, health clinic, urgent care facility, hospital or healthcare system in the world.

The target market of AppointMed, Inc. is global but we will first focus on US based doctors, physicians, healthcare professionals and the US overall health care industry. One of our main areas of focus will be urgent care health facilities, as they are currently the fastest growing healthcare option in the US and because of their potential for becoming the replacement for emergency room type visits; they are one of the sectors we will be most focused on entering.

In the course of our sector analysis we will analyze the health and urgent care markets in the US, as well as what physicians are demanding, trends in medical websites and medical phone applications. As the population of the United States continues to grow, so too does the need for healthcare services and options, and as the elderly populations become more educated on using the internet and smartphones they will want an improved and simpler system to make their doctors’ appointments. According to projections by Alexandria, Va.-based ProximityOne, the U.S. population will increase to 337.1 million by 2020, a 27.7 million-person increase from 2010. This, along with more people being covered by health insurance, could result in a potential swell in the number of patients seeking care at medical facilities, hospitals, wellness centers, physicians’ practices and even holistic groups.

Doctors / Hospitals

We believe that doctors will receive the following benefits using our AppointMed, Inc. application:

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Patient Growth - Access AppointMed, Inc.'s network of subscribers and potential patients;

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Round-the-Clock Booking- Let patients schedule appointments with you instantly, 24-7, from AppointMed, Inc.’s website, smartphones applications,  and from your practice website, with easy integration into existing booking systems;

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Seamless Experience - We will be able to integrate with most practice management software to streamline scheduling for your patients and staff;

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Growth And Flexibility – If the Clients don’t have a practice website or a social media profile, let us build them to help you get even more appointments.

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Great Customer Service – At AppointMed, Inc. you would have access to our friendly and convenient customer service operators.

The use of Doctor Appointment Applications

In today’s world, if someone wants to book a Doctor appointment they would typically need to call into a clinic or personally go to the medical office or hospital and wait for the next available appointment. This antiquated process consumes the precious time of the patient. Also if the doctor cancels the patient’s appointment, the patient may not know about the cancellation until he/she goes to the appointment.  Due to the problems and inefficiencies with the current system, the trend of medical appointment applications for doctors is growing.  The objective of our AppointMed Application is to ease the process of booking the appointments for the doctor and the patient. The patient will be able to seamlessly book their appointment through his/her mobile phone. The appointment will automatically be entered into the doctor’s schedule and the doctor’s appointment list will be updated and sent to the doctor. The doctor will then come to know the number of patients she/he has to attend throughout the day, and any cancellations will be re-booked and new patients will fill the doctor’s open appointments, plus the new patient’s information will already have been sent to the doctor’s office, so that the staff may begin the intake process. Our system will potentially save patients and the doctor’s time and it will also save the receptionists and/or nurses from having to do extra paper work.

The establishment and improvement of the doctor-patient interaction system is a very important requirement to us, especially now that we have the ability to use computer and mobile communication technology to aid both the doctors and patients, by allowing them to easily schedule appointments and transfer information, which will save both time and money. The advantages of using a mobile web application will be to fully use the potential time savings, long distances between doctors and patients and to provide fast and adequate medical services. Through the connection between mobile terminals and our specific service, both doctors and patients are able to obtain required data, earlier, to achieve a better interaction.

The USA Health Care Market

Health care in the United States is provided by many distinct organizations. Health care facilities are largely owned and operated by private sector businesses; although, health insurance for public sector employees is provided primarily by the government.  Approximately, 60-65% of healthcare provisions and spending comes from programs such as Medicare, Medicaid, TRICARE, the Children's Health Insurance Program, and the Veterans Health Administration. Most of the population under 65 is insured by their employer or a family member's employer, the next largest segment of insured purchase health insurance privately, while the remainder remains uninsured.

According to the World Health Organization (WHO), the United States spent more on health care per capita ($8,608), and more on health care as percentage of its GDP (17.9%), than any other nation in 2011. The Commonwealth Fund ranked the United States last in the quality of health care among similar countries, and notes U.S. care costs the most. The U.S. Census Bureau reported that 49.9 million residents, 16.3% of the population, were uninsured in 2010 (up from 49.0 million residents, 16.1% of the population, in 2009). We hope to be able to bring down the average cost of health care per capita by allowing patients to more easily schedule appointments with their doctors and to alleviate the pressures on emergency rooms by needless visits to them that could have easily been dealt with through a family doctor visit or an urgent care visit, had the patients known that those options were open and available to them.

Revenue Source

AppointMed, Inc.’s Applications will always be absolutely free for patients. Our Application will be offered to the individual doctors, physicians, dentists, urgent care centers, pain management specialists, chiropractors, physical therapists and other health care providers free of cost for the first six months as a trial period. The software/Applications will be offered free of cost for Hospitals up to 6 months as trial period. After the trial period, the AppointMed, Inc. subscription fee will be $50 or the equivalent per month for individual health care providers and for the Hospitals and Health care centers with more than one physician we plan on charging $200 or

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the equivalent per month. Unlike our competitors we will offer our web applications at a very low subscription fee with many more services and features in order to assist us in acquiring more users and building our client base.

Products & Services

AppointMed, Inc. will specialize in online Medical Appointment Scheduling for healthcare service providers. We allow physicians and hospitals to manage appointments and schedules, automatically from any location with internet of cellphone access. Patients can view available appointment times and book their own appointments directly via our mobile application or by going to our website. Other features we will provide include: client/patient tracking, advanced reporting, email notifications, point of sale, gift certificates & more. We plan to make our system “AppointMed” very easy to use, extremely fast, and fully customizable to doctors, hospitals and patient’s needs. AppointMed will be the best way for doctors to see new patients, build their practice, make and accept appointments on the go, right from their computers, tablets, or smartphones using our mobile application or our website.

AppointMed, Inc. will distinguish itself from its competitors through the quality of its applications.  The company’s competitive edges are its ability to provide a comprehensive website and mobile app that lets the patients see the open appointments and to book their own appointment accordingly. In that way we are in front of our competitor’s business models as they are not allowing patients and doctors to make real time appointments.  Our, AppointMed competitive edges include:

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Pre-Visit data delivery (Medical condition, Symptoms, Insurance, Identification, Credit card information)

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Last minute appointment scheduling and up to the minute scheduling;

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Automated follow ups between doctors and patients

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Automatic connection to a doctor to discuss a medical condition;

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Allow doctors and hospitals to access medical information ; and,

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List of hospitals, doctors and their specific specialty areas.

Product Development

AppointMed, Inc. needs to develop a mobile platform that both doctors and patients will be able to test and use. Our first step in developing a useful mobile application is to develop our databases and backend systems. Once we have built out the backend system and databases, we will then develop our front end user interface. The front end user interface will be what our customers will see and use. Due to the importance of the front end user interface we will look into hiring an experienced software development company that specializes in the development of mobile applications to assist us with this process, in order to ensure that the interface is easy to use and is of high quality.

Sales and Marketing

We believe that the most effective and efficient marketing channel for us, is through the internet, smartphone ads and by word of mouth. Online or Internet marketing is comparatively more cost-effective than traditional local and print media marketing campaigns. Although, the Company will emphasize its advertising on internet marketing channels, we will not ignore other effective marketing tools also, such as word of mouth marketing, smartphone ads and possibly radio or television spots. AppointMed will fully implement its business plan, through our website and mobile applications. The company will use a variety of online marketing tools and channels including:

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Website Development - The website is the first step of implementing our business.  Our website will be developed and completed soon after the completion of this offering. All AppointMed Applications will be available on our website free of cost to patients and for a trial period to doctors and hospitals;

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Email Marketing – Email marketing is a very effective tool for directly approaching target customers. Our marketing team at AppointMed, Inc. will collect country wide emails addresses of doctors, physicians, dentists, hospitals, clinics and all other health care providers, using the internet and phone directories. Then emails will be sent to them with complete promotional brochures, videos and links of the AppointMed, Inc. website and our contact address.

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Search Engine Optimization (SEO) – AppointMed, Inc. will potentially hire SEO specialists for Search Engine Optimization of the website to improve the visibility of the website on all major search engines.

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Paid advertisements and pay per click advertisements – Organic SEO could take a longer time to show positive results. It could take from as little as a few months to longer than two years or more to become successful. We will, therefore, combine our organic search engine techniques with paid advertisements, and pay per click advertisements to gain a quick customer base and brand recognition. Initially, this will mean paid advertisements with the major social media outlets to display our company website ads on all major search results and social media pages.

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Social Media Marketing – social media has currently proven itself the most cost-effective and efficient medium to communicate with potential clients and to get the Company name and application noticed by potential clients. Due to the popularity of social media we will also use all sources of social media marketing that are available to us.

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Professional Networking - the Company will also focus on professional networking using the internet and various doctors, hospital, and medical trade shows. In the future, our marketing teams will create a virtual network with our potential customers. Networking will be very helpful in bringing us references of potential clients, patients and spreading information about our application by word of mouth.

Our ability to generate advertising and referral revenue will be due in large part to our ability to get traffic to our website and mobile users to download our mobile applications.  A key aspect of generating traffic is a website’s ranking in the major search engines.  Much of our initial marketing efforts will focus on getting our website ranked as highly as possible in the major search engines.  This will include various search engine optimization (SEO) techniques such as the use of meta tags throughout our website, internal linking to optimize the ability of search engines to ‘spider’ our website and soliciting back links, whereby other websites link to ours.

We may also engage the services of an SEO company to help raise our ranking on the major search engine sites.  Many such companies exist and offer various services to help a websites search engine ranking.  Specific allocation of marketing funds will occur based on the success of this offering and subscriptions of our product, which there is no guarantee will be successful.

Industry

In 2009 smartphones were just starting to play a role in the global mobile phones market. Only 13% of all handsets shipped in the first quarter of 2009 were smartphones. According to a new mobile phone forecast from the International Data Corporation (IDC) Worldwide Quarterly Mobile Phone Tracker, worldwide smartphone shipments will reach a total of nearly 1.3 billion units in 2014, representing an increase of 26.3% over 2013. Looking ahead, IDC expects 1.4 billion smartphones to be shipped worldwide in 2015 for a 12.2% year-over-year growth rate. Slower annual growth continues throughout the forecast with unit shipments approaching 1.9 billion units in 2018, resulting in a 9.8% compound annual growth rate (CAGR) for the 2014–2018 forecast period. This means that smartphones have become the global, No.1 connected device and, in addition, tablets are now outselling laptops. The mobile app market is developing with exceptional speed up to 15 times faster than the growth rate of stationary internet users.

The third annual Epocrates Mobile Trends Report examines the rapidly changing use of mobile technology by healthcare professionals. Mobile devices continue to transform the work lives of physicians, nurse practitioners and physician assistants, with more than four in five using smartphones every day. More than half of physicians also affirm daily tablet use, as do about two in five nurse practitioners and physician assistants. Leading the charge of mobile technology integration in healthcare are digital omnivores, who are people that utilize a tablet, smartphone and laptop/desktop computer routinely in a professional capacity. Using the 2014 Epocrates Mobile Trends Survey as a benchmark, they reported that 41% of clinicians are considered digital omnivores in the last year, while 74% of healthcare professionals surveyed expect to utilize all three digital platforms within the next twelve months.

More than 80 percent of clinicians use a smartphone for work purposes, according to the Epocrates Mobile Trend Survey and more than 50 percent of physicians use a smartphone for work purposes, according to a new study by IT industry association CompTIA. CompTIA’s Noteworthy metrics from the surveys include:

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25 percent of healthcare providers surveyed use tablets at their practice, while another 21 percent expect to do so in the next twelve months.

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38 percent of physicians with smartphones use medical applications on a daily basis, with that number increasing to 50 percent in the next twelve months.

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Two-thirds said implementing or improving their use of mobile technologies is a high or mid-level priority in the next 12 months.

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Almost one-third of providers use their smartphones or tablets to access EMR/EHR systems, with 20 percent expecting to start within the next year.

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Some 38 percent of healthcare providers said they have a comprehensive EMR system in place and 17 percent have a partial system or module.

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Only 14 percent of healthcare professionals actively follow news and trends in telemedicine, while 37 percent expressed little interest in the topic.

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Telemedicine offers the greatest benefits for continuing medical education (61 percent), specialist referral services (44 percent) and patient consultations (37 percent).

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Ten percent intend to use video conferencing with patients in the next twelve months.

Online Scheduling Appointment Trends

Web appointment scheduling is becoming a sought after industry. During the last two years many new vendors have reported strong growth in the industry, which is good news for the industry and for the users. Web appointment scheduling has huge benefits, but it still remains undiscovered or under-utilized by many physicians, doctors and hospitals. Medical payers and providers are starting to see the benefit that other industries have already received by embracing online scheduling and other mobile applications.

Many non-medical businesses have become more successful by using the internet or offering smart phone applications that make the scheduling, ordering or purchasing experience more convenient to their customers. Why not medical providers? Incorporating internet appointment capabilities into a doctor’s practice doesn’t have to be a painful process. Many electronic health record (EHR) systems now include patient portals with appointment scheduling features.

Alternatively, there are a growing number of companies which provide internet appointment services where patients can choose by specialist, insurance, time, and other factors to make an appointment, often the same day.

We believe that:

?

Patients want more efficient visits with their providers, would like to schedule their own appointments, and be able to fill out forms prior to the appointment.

?

Patients want easy, secure access to information; and that Patients would use a secure online method to communicate with their doctor and access medical histories.

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Young patients prefer online access; and that they would switch providers for one with better online access.

Although the potential benefits of Mobile Health solutions have been widely discussed for over a decade, the market has not emerged from the trial phase. Currently only 14% of the mHealth applications are targeted towards physicians as primary users. Smartphone applications will enable the mHealth industry to successfully reach out to 500m of a total 1.4bn smartphone users in 2015, “Global Mobile Health Trends and Figures Market Report 2013-2017” by research2guidance says. Ralf-Gordon Jahns, Head of Research at research2guidance, points out “Our findings indicate that the long-expected mobile revolution in healthcare is set to happen. Both healthcare providers and consumers are embracing smartphones as a means to improving healthcare.” “Today’s mHealth app publishers and Wannabes predominantly target chronically ill patients (31%) and health and fitness-interested people (28%). As primary users, physicians are targeted by 14% of app developers. The ‘Other’ category includes nurses (2%) and health insurers (2%) as well as still different, but significantly smaller target groups.” Research2Guidance the app market specialists, mHealth App Developer Economics 2014: the State of the Art of mHealth App Publishing.

Patents, Trademarks and Licenses

We currently do not have any patents or trademarks; and we are not party to any license, franchise, concession, or royalty agreements or any labor contracts.

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Competition

The global mHealth market is estimated to be valued at $2.6 billion in 2013 and is expected to reach $26 billion by 2017 as stated by, Research2Guidance the app market specialists, mHealth App Developer Economics 2014: the State of the Art of mHealth App Publishing. The mobile healthcare market is broadly categorized into connected medical devices and healthcare applications; the former dominates the revenue market with around 80% market share in 2013. The healthcare applications market is classified into health applications and medical applications. Health applications are segmented into exercise, weight loss, women's health, sleep and meditation, medication reminder and other applications, whereas the medical applications market is segmented into medical reference, and other applications like applications for mental health, dermatological treatment, and emergency response. The healthcare applications market is dominated by exercise applications with a little under one-third of the share as of 2014. North America holds the largest share of the global mHealth users in the market as of 2014. Europe and Asia will witness potential growth due to significant adoption of mobile health technology, large populations and government initiatives. India, China, and Africa, are also major contributors amongst all emerging countries in 2013. The mHealth market is highly fragmented and enriched with many healthcare as well as non-healthcare players.

The mobile healthcare market is very competitive, but potentially rewarding. According to Markets and Markets research, the global mobile healthcare market is growing at a CAGR of 26.7%. This growth is attributed to increasing Mobile Applications in doctor’s offices, patients scheduling, patient monitoring and diagnostics. Wireless network technologies represent the largest segment of this market and will continue to be the largest overall contributor in the coming five years. The mobile applications segment is fast growing and will continue to grow at the same pace in the coming years due to its wide variety of applications and increased adoption by various healthcare professionals, pharmaceutical companies, research laboratories and patients. The increasing willingness of medical communities and patients to connect to real-time network communication systems and an immense demand for optimized care is expected to also be a major growth factor in the mobile healthcare application market.

The mobile application market is in its introductory phase, and is currently highly fragmented with an ample number of software-developing companies of all sizes and levels of funding. A major restraining factor behind the growth of paid applications is the free access to good smartphone applications. Free applications constitute almost 90% of the download market of healthcare applications. Furthermore, significant price difference between health and medical applications lowers the adoption rate among healthcare professionals. The North American region represents the most attractive market due to the changing and unmet needs presented by healthcare providers. North American countries are undergoing various healthcare reforms such as the American Recovery & Reinvestment Act, 2009, U.S. Healthcare Reforms, 2010, and the Affordable Care Act, to ensure patient information security and transparency in the healthcare delivery process. The shrinking margins have forced healthcare providers to adopt a more efficient way of delivering healthcare services.

The AppointMed, Inc. application is definitely not without competition, besides ZocDoc, companies like HealthTap, PokitDok, HealthInReach and others fall somewhere on the spectrum of the doctor discovery space. But our business strategy is different, because we are going to tap a bigger market by combining many of our competitors individual strengths into one easy to find and access application.  Other appointment applications, similar to ours, are charging a $300 subscription fee from doctors. More than 5 million people use ZocDoc each month across 2,000+ cities, covering 40 percent of the US population.  That simple premise helps attract more than 5 million unique visitors to ZocDoc’s web and mobile applications each month.

Although there are many competitors we must consider the following major competitors. The names of the major companies and their core features are:

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BetterDoctor – Better Doctor App has rating 4 out of 5. The Better Doctor iPhone app incorporates simple navigation, and streamlined gestures to help you find a doctor by your location and insurance. It has a specific verification system the Better Doctor iPhone app has employed to double check its data. You can also add a doctor to your favorites, so you can just touch the favorite icon in the top right corner for quick access. The Better Doctor iPhone app is free, but it has the look, feel, and sophistication of a paid iPhone health app.

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ZocDoc – ZocDoc has 4.5 rating out of 5. If you live in one of the 24 major U.S. cities covered by the ZocDoc iPhone app, you can research doctors and book appointments without waiting for the office to open and navigating phone trees. When you select a specialist, you also select the reason for the appointment.

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You choose location by location services authorization or submit a location by typing in the field. Your appointments are stored in the iPhone app, so you can access them with one touch from the bottom menu bar of the home screen. The ZocDoc iPhone app for health appointments is like Open Table for dining out.

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FreeCare - The FreeCare iPhone app locates free and reduced price health care options. There are three fields to complete with intuitive touches and swipes–state, county, and service. The services available for search are mental health, substance abuse, well baby, specialist, pediatrics, immunization, geriatrics, general medicine, and family practice.

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Physician Finder - The Physician Finder iPhone app identifies doctors by proximity to your location. You will want to authorize location services, so the Physician Finder iPhone app can function. The doctors found are shown in a map view with one-touch options to adjust range of miles between 5, 15, 20, and 25. Each doctor has a simple list of options to get more information like driving directions, phone, website, reviews, and favorite.

Our Company is subject to other competitive risks of early stage and commercial businesses generally, and of technology businesses in particular, including competing in an environment where other companies may be better financed or have more experience that the Company. See “Risk Factors.”

Government Regulation

The healthcare industry is highly regulated and is subject to changing political, regulatory and other influences. Most of our revenue will be derived either directly from the healthcare industry or from other sources that are subject to healthcare laws and related regulations and could be affected by changes in those laws and regulations. This section of our Offering contains a description of healthcare laws and regulations applicable to us, either directly or through their effect on our healthcare industry customers, as well as healthcare industry standards that serve a self-regulatory function, and certain related matters. Changes in those laws, regulations and standards may create unexpected liabilities for us, may cause us to incur additional costs and may restrict our operations.

Many healthcare laws are complex, and their application to specific products, services, and business arrangements may not be clear. In particular, many existing healthcare laws and regulations, when enacted, did not anticipate the healthcare information services that we intend to provide. However, these laws, regulations and industry standards may nonetheless be applied to our future products, services, and business arrangements. We cannot provide assurance that we will be able to accurately anticipate the application of these laws, regulations and industry standards to our operations. Our failure to accurately anticipate the application of these laws and regulations to our operations, or other failure to comply, could create liability for us, result in adverse publicity and negatively affect our business. Even in areas where we are not subject to healthcare regulation directly, we may become involved in governmental actions or investigations through our relationships with customers that are regulated, and participation in such actions or investigations, even if we are not a party and not the subject of an investigation, may cause us to incur significant expenses.

Other Applicable Regulations.  This section of our offering also contains a description of other laws and regulations, including general consumer protection laws and Internet-related laws that may affect our operations. Laws and regulations have been adopted, and may be adopted in the future, that address Internet-related issues, including online content, privacy, online marketing, unsolicited commercial email, taxation, pricing, and quality of products and services. Some of these laws and regulations, particularly those that relate specifically to the Internet, were adopted relatively recently, and their scope and application may still be subject to uncertainties. Interpretations of these laws, as well as any new or revised laws or regulations, could decrease demand for our services, increase our cost of doing business, or otherwise cause our business to suffer.

HIPAA Privacy Standards and Security Standards

The Privacy Standards and Security Standards under the Health Insurance Portability and Accountability Act of 1996 (referred to as “HIPAA”), as amended by the Health Information Technology for Economic and Clinical Health (“HITECH”) Act of 2009, establish a set of national privacy and security standards for the protection of individually identifiable health information by health plans, healthcare clearinghouses and healthcare providers (referred to as “covered entities”) and their “business associates,” which are persons or entities that perform certain services for or on behalf of a covered entity that involve the use or disclosure of protected health information.

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With respect to our AppointMed application and its ability to put patients directly in touch with physicians, HITECH creates obligations for us to report any unauthorized use or disclosure of protected health information, known as a breach, to our covered entity customers. The 2013 final HITECH rule modifies the breach reporting standard in a manner that will likely make more data security incidents qualify as reportable breaches. In addition, HITECH and its implementing regulations impose similar data breach notification requirements on vendors of personal health records that require us to notify affected individuals and the FTC in the event of a data breach involving the unsecured personal information of users of our public portal services.

Violations of HIPAA may result in civil and criminal penalties. HITECH increased civil penalty amounts for violations of HIPAA and significantly strengthens enforcement by requiring the U.S. Department of Health and Human Services (“HHS”) to conduct periodic audits to confirm compliance and authorizing state attorneys general to bring civil actions seeking either injunctions or damages in response to violations of HIPAA Privacy Standards and Security Standards that threaten the privacy of state residents. These new Privacy and Security provisions will require us to incur additional costs and may restrict our business operations. These new provisions, as modified by the 2013 final HITECH rule, may be subject to interpretation by various courts and other governmental authorities, thus creating potentially complex compliance issues for us and our customers and strategic partners.

Other Restrictions Regarding Confidentiality, Privacy and Security of Health Information

In addition to HIPAA, numerous other state and federal laws govern the collection, dissemination, use, access to, confidentiality and security of patient health and prescriber information. In addition, Congress and some states are considering new laws and regulations that further protect the privacy and security of medical records or medical information. In some cases, more protective state privacy and security laws are not preempted by the HIPAA Standards and may be subject to interpretation by various courts and other governmental authorities, thus creating potentially complex compliance issues for us and our customers.

These laws at a state or federal level, or new interpretations of these laws, could create liability for us, could impose additional operational requirements on our business, and could affect the manner in which we use and transmit patient information, and could increase our cost of doing business. Claims of violations of privacy rights or contractual breaches, even if we are not found liable, could be expensive and time-consuming to defend and could result in adverse publicity that could harm our business.

Consumer Protection Regulation

Advertising and promotional activities presented to visitors on our future website will be subject to federal and state consumer protection laws that regulate unfair and deceptive practices. We will also be subject to various other federal and state consumer protection laws.

The FTC and many state attorneys general are applying federal and state consumer protection laws to advertising activities and to require that the online collection, use and dissemination of data, including personal information, and the presentation of website content, comply with certain standards for notice, choice, security and access. Courts may also adopt these developing standards. In many cases, the specific limitations imposed by these standards are subject to interpretation by courts and other governmental authorities. We believe that we will be in compliance with the consumer protection standards that apply to our website, but a determination by a state or federal agency or court that any of our potential practices do not meet these standards could result in liability and adversely affect our business. New interpretations of these standards could also require us to incur additional costs and restrict our business operations. In addition, claims that we are violating any such standards could, even if we are not found liable, be expensive and time-consuming to defend and could result in adverse publicity that could harm our business.

In October 2009, the FTC adopted revised Guides Concerning the Use of Endorsements and Testimonials in Advertising. These Guides, which were last updated in 1980, became effective December 1, 2009. In addition to revising certain provisions regarding disclosures relating to endorsements and testimonials, the FTC clarified the Guides’ applicability to online and social media forums. In 2013, the FTC also revised guidance applicable to online advertising known as the Dot Com Disclosures, which was originally released in 2000. The revised Guides, the revised Dot Com Disclosures, and a 2013 FTC workshop on “native advertising” (i.e., blending advertising content with other content) may be an indication that the FTC may apply increased scrutiny to the use of endorsements,

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testimonials, and other advertising content online and through traditional media. To the extent we may rely on endorsements or testimonials, we will review any relevant relationships for compliance with the Guides and we will otherwise endeavor to follow legal standards applicable to advertising.

Data Protection Regulations

With the recent increase in publicity regarding data breaches resulting in improper dissemination of consumer information, many states have passed laws regulating the actions that a business must take if it experiences a data breach, such as prompt disclosure to affected customers. Generally, these laws are limited to electronic data and make some exemptions for smaller breaches. Congress has also been considering similar federal legislation relating to data breaches. The FTC has also prosecuted some data breach cases as unfair and/or deceptive acts or practices under the Federal Trade Commission Act. In addition to data breach notification laws, some states have enacted statutes and rules requiring businesses to reasonably protect certain types of personal information they hold or to otherwise comply with certain specified data security requirements for personal information. These laws may apply directly to our business or indirectly by contract when we provide services to other companies. We intend to continue to comprehensively protect all consumer data and to comply with all applicable laws regarding the protection of this data.

CAN-SPAM Act

On January 1, 2004, the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, or the CAN-SPAM Act, became effective. The CAN-SPAM Act regulates commercial emails, provides a right on the part of the recipient to request the sender to stop sending messages, and establishes penalties for the sending of email messages that are intended to deceive the recipient as to source or content. Under the CAN-SPAM Act, senders of commercial emails (and other persons who initiate those emails) are required to make sure that those emails do not contain false or misleading transmission information. Commercial emails are required to include a valid return email address and other subject heading information so that the sender and the Internet location from which the message has been sent are accurately identified. Recipients must be furnished with an electronic method of informing the sender of the recipient’s decision to not receive further commercial emails. In addition, the email must include a postal address of the sender and notice that the email is an advertisement. We will apply the CAN-SPAM requirements to our future email communications, and believe that our email practices will comply with the requirements of the CAN-SPAM Act, even though we believe that FTC regulations issued in May 2008 confirmed our existing understanding that our potential email newsletter communications through our applications are not generally commercial emails. Many states have also enacted anti-spam laws. The CAN-SPAM Act preempts many of these statutes. To the extent that these laws are not preempted, we believe that our future email practices comply with these laws.

Medical Professional Regulation

The practice of most healthcare professions requires licensing under applicable state or country law. In addition, the laws in some states or countries prohibit business entities from practicing medicine, which is referred to as the prohibition against the corporate practice of medicine. We do not believe that we engage in the practice of medicine, and we will attempt to structure our web site, business plan, strategic relationships and other operations to avoid violating these state licensing and professional practice laws. We do not believe that we will provide professional medical advice, diagnosis or treatment. We will employ and contract with physicians who provide only health information to consumers, and we have no intention to provide medical care or advice. A state, however, may determine that some portion of our business violates these laws and may seek to have us discontinue those portions or subject us to penalties or licensure requirements. Any determination that we are a healthcare provider and acted improperly as a healthcare provider may result in liability to us.

Anti-Kickback Laws

There are federal and state laws that govern patient referrals, physician financial relationships and inducements to healthcare providers and patients. The federal healthcare program anti-kickback law prohibits any person or entity from offering, paying, soliciting or receiving anything of value, directly or indirectly, for the referral of patients covered by Medicare, Medicaid and other federal healthcare programs or the leasing, purchasing, ordering or arranging for or recommending the lease, purchase or order of any item, good, facility or service covered by these programs. Many states and European countries also have similar anti-kickback laws that are not necessarily

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limited to items or services for which payment is made by a government healthcare program. These laws are applicable to manufacturers and distributors and, therefore, may restrict how we and some of our customers market products to healthcare providers, including emails. Also, in 2002, the Office of the Inspector General (or “OIG”) of the United States Department of HHS, the federal government agency primarily responsible for interpreting the federal anti-kickback law, issued an advisory opinion that concluded that the sale of advertising and sponsorships to healthcare providers and vendors by Web-based information services implicates the federal anti-kickback law. However, the advisory opinion suggests that enforcement action will not result if the fees paid represent fair market value for the advertising/sponsorship arrangements, the fees do not vary based on the volume or value of business generated by the advertising and the advertising/sponsorship relationships are clearly identified as such to users so as not to imply an endorsement of the providers or vendors. We will carefully review our practices with regulatory experts in an effort to ensure that we will comply with all applicable laws. However, the laws in this area are both broad and vague, and it is often difficult or impossible to determine precisely how the laws will be applied, particularly to new services. Penalties for violating the federal anti-kickback law include imprisonment, fines and exclusion from participating, directly or indirectly, in Medicare, Medicaid and other federal healthcare programs. Any determination by a state, federal, or foreign regulatory agency that any of our practices violate any of these laws could subject us to civil or criminal penalties and require us to change or terminate some portions of our business and could have an adverse effect on our business. Even an unsuccessful challenge by regulatory authorities of our practices could cause us adverse publicity and be costly for us to respond to.

International Regulation

 Our business plan includes pursuing opportunities to expand our reach outside of the United States. In certain markets outside the United States, we expect to accomplish this through partnerships or joint ventures with other companies having expertise in the specific country or region, while in other such markets we expect to rely primarily on our own internal resources. We intend to structure our participation in markets outside the United States in compliance with the laws and regulations that apply to such participation. However, as in the United States, the healthcare industry is highly regulated in many other jurisdictions and we may not be able to accurately anticipate the applicability of healthcare laws and regulations to our participation in such markets.

Many European countries have adopted laws and regulations similar to the U.S. laws and regulations described elsewhere in this section of the Offering. These include, for example, regulations like the anti-kickback laws, medical professional regulations, and restrictions regarding advertising. These European laws and regulations may impose additional operational requirements or restrictions on our business, and increase our cost of doing business. For example, we have implemented certain website access restrictions that are intended to limit the display of advertising of drugs and medical devices if required by local law, so that such advertising will be seen only by appropriate healthcare professionals. If the applicable regulatory authorities find our access restrictions to be inadequate, they may require us to establish stricter access restrictions. Moreover, such authorities and/or our competitors or even competitors of our advertisers and sponsors may take action against us and/or our advertisers or sponsors if they believe that we have violated the applicable laws.

Many countries and governmental bodies have, or are developing, laws that may apply to online health information services of the types we provide, or to Internet sites generally, including laws regarding the collection, use, storage and dissemination of personal information or patient data. To the extent our operations are located within their jurisdiction or are directed at individuals within their jurisdiction, these laws may apply to us. In addition, those governments may attempt to apply such laws extraterritorially or through treaties or other arrangements with U.S. governmental entities. To the extent we fail to accurately anticipate the application or interpretation of these laws, we could be subject to liability and adverse publicity, which could negatively affect our business. In addition, these laws may impose additional operational requirements or restrictions on our business, and increase our cost of doing business.

 Employees

Other than our sole officer and director, we have no full-time or part-time employees of our business or operations who are employed at will by the AppointMed, Inc.

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B.  Description of Property

Our offices are currently located at 2248 Meridian Blvd Ste. H., Minden, Nevada 89423. Our telephone number is (775) 782-2201.  We do not own any real property or significant assets. Management believes that this office space will meet our needs for the next 12 months.

C.  Legal Proceedings

The Company is not involved in any pending legal proceeding nor is it aware of any pending or threatened litigation against us.

D.  Market for Common Equity and Related Stockholder Matters

No public market currently exists for shares of the Company’s common stock.  Following completion of this offering, The Company intends to contact an authorized market maker for sponsorship to have its common stock quoted on the Over-the-Counter Bulletin Board.

Penny Stock Rules

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stocks for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in the Company will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

a.

contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

b.

contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

c.

contains a brief, clear, narrative description of a dealer market, including "bid" and "ask"  price for the penny stock and the significance of the spread between the bid and ask price;

d.

contains a toll-free telephone number for inquiries on disciplinary actions;

e.

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

f.

contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

1)

the bid and offer quotations for the penny stock;

2)

the compensation of the broker-dealer and its salesperson in the transaction;

3)

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

4)

monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable

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investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for the Company’s stock because it will be subject to these penny stock rules. Therefore, shareholders may have difficulty selling their securities.

Holders of The Company’s Common Stock

As of the date of this Prospectus, the Company has one (1) shareholder of record.

Reports

Upon the effectiveness of the Registration Statement of which this Prospectus is a part, the Company will be subject to certain reporting requirements and will file with the SEC annual reports including annual financial statements, certified by the Company’s independent accountants, and un-audited quarterly financial statements in its quarterly reports filed electronically with the SEC. All reports and information filed by the Company can be found at the SEC website, www.sec.gov.

Stock Transfer Agent

The Company does not have a Stock Transfer Agent as of this filing, but will appoint one in the near future.

E.  Financial Statements

The Company's financial statements are below on page F-1.

F.  Selected Financial Data

Working Capital	December 31, 2014 $
Total Assets	-
Total Liabilities	1,510
Working Capital (Deficit)	(1,510)

Cash Flows	For the Period from November 26, 2014 (date of inception) to December 31, 2014 $
Cash Flows from (used in) Operating Activities	(6,510)
Cash Flows from (used in) Investing Activities	-
Cash Flows from (used in) Financing Activities	-
Net Increase (decrease) in Cash During Period	-

G.  Supplementary Financial Information

Included with the Financial Statements beginning on Page F-1 below.

H.  Management's Discussion and Analysis or Plan of Operation

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE FINANCIAL STATEMENTS OF APPOINTMED, INC. AND THE NOTES TO FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1.

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Results for the Period from November 26, 2014 (Inception) through December 31, 2014

Revenues.

The Company’s revenues for the period November 26, 2014 (inception) through December 31, 2014 were $nil.

Cost of Revenues

The Company’s cost of revenues for the period November 26, 2014 (inception) through December 31, 2014 was $nil.

Gross Profit/Loss.

The Company’s gross profit/loss for the period November 26, 2014 (inception) through December 31, 2014 was $nil.

General and Administrative Expenses.

General and administrative expenses for the period November 26, 2014 (inception) through December 31, 2014 were $6,510. General and administrative expenses consisted primarily of legal fees, incorporation fees, and preparing reports and SEC filings relating to being a public company.

Net Loss.

Net loss for the period November 26, 2014 (inception) through December 31, 2014 was $6,510. The net loss for this period was primarily related to general and administrative expenses exceeding the amount of revenues for the period indicated.

Impact of Inflation

We believe that the rate of inflation has had a negligible effect on our operations.

Liquidity and Capital Resources

The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. Since its inception, the Company has been funded by related parties through capital investment and borrowing funds.

As of December 31, 2014, total current assets were $nil.

As of December 31, 2014, total current liabilities were $1,510, which consisted of accounts payable and loans from a related party. We had a negative net working capital of $1,510, as of December 31, 2014.

During the period from November 26, 2014 (inception) through December 31, 2014, operating activities used cash of $6,510. The cash used by operating activities related to general and administrative expenses, professional fees, incorporate fees. All of the cash during this period was provided by a related party’s loans and capital contributions, which was the Company’s sole source of cash for this period.

Intangible Assets

The Company’s intangible assets were $nil as of December 31, 2014.

Material Commitments

The Company’s material commitments were $nil as of December 31, 2014.

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Going Concern.

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive website and smartphone developments. For these reasons, the auditors stated in their report on the Company’s audited financial statements that they have substantial doubt that the Company will be able to continue as a going concern without further financing.

The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs for the next fiscal year and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. As of December 31, 2014, the Company has an accumulated deficit of $6,510, and if the Company is unable to obtain adequate capital, it could be forced to cease operations.

Over the next 12 months, the Company plans to start manufacturing and selling its mobile and web applications and related products. Upon securing a website, smartphone, doctors or hospital orders, the Company plans to fulfill those orders and begin receiving revenues; however, the Company cannot estimate the amount of time that it will take for those activities to generate sufficient revenues. In order to continue as a going concern during the next fiscal year, the Company if it does not raise enough funds from this Offering will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

Future Financings.

We will continue to rely on equity sales of the Company’s common shares in order to continue to fund business operations. Issuances of additional shares will result in dilution to existing shareholders. There is no assurance that the Company will achieve any additional sales of the equity securities or arrange for debt or other financing to fund planned research and development of our web and mobile based products.

Critical Accounting Policies.

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Management regularly evaluates the accounting policies and estimates that are used to prepare the financial statements. A complete summary of these policies is included in Note 2 of the Company’s audited financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Off-Balance Sheet Arrangements.

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

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I.  Changes In and Disagreements with Accountants on Accounting and Financial Disclosure.

Since inception, the Company has had no changes in or disagreements with its accountants. The Company’s audited financial statements have been included in this prospectus in reliance upon MartinelliMick PLLC, Independent Registered Public Accounting Firm, as experts in accounting and auditing.

J.  Quantitative and Qualitative Disclosures about Market Risk

None.

K.  Directors, Executive Officers, Promoters and Control Persons

Directors of the Company are elected by the shareholders to a term of one year and serve until their successors are elected and qualified.  Officers of the Company are appointed by the Board of Directors to a term of one year and serve until their successors are duly appointed and qualified, or until the officer is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of the company officer and director is set forth below:

Name and Business Address	Age	Position	Director Since
Maksim Smirnov	44	President, CEO, Treasurer, CFO, and Director	December 1, 2014

Maksim Smirnov has held the offices/positions since the inception of the Company, and he is expected to hold said offices/positions until the next annual meeting of the shareholders. The person named above is the company’s only officer, director, promoter and control person.

Background Information about The Company’s Officers and Directors

Maksim Smirnov, Age 44: Mr. Smirnov, our founder and current sole officer and director, has almost twenty years of experience in the advertising industry. He received his MBA from the Mirbis Moscow Business School in 1995 and then started work at KBR Media, where he oversaw the product selection and managed the co-funding processes of the company’s national direct response campaigns. In 2006, Mr. Smirnov joined Ad-Wave where he managed the direct advertising division for the company’s national and international markets.  Until 2015, Mr. Smirnov was the President of Advertising for NuPhase, Inc., where he had full responsibility for the Direct Response Ad initiatives of the company, and he also assisted in the areas of search engine optimization and forecasting analytics.

Corporate Governance

The Company does not have a compensation committee and it does not have an audit committee financial expert. It does not have a compensation committee because its Board of Directors consists of only one director whom is not independent, as he is also an officer.  There is no independent audit committee financial expert because it is believed the cost related to retaining a financial expert at this time is prohibitive due to the current circumstances of the Company. Further, because there are only minimal operations at the present time, it is believed the services of a financial expert are not warranted.

Conflicts of Interest

The Company does not currently foresee any conflict of interest.

Section 16(a) Beneficial Ownership Reporting Compliance

16(a) of the Securities Exchange Act of 1934 requires the company directors and executive officers, and persons who own more than ten percent of the Company’s common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of its common stock. Officers,

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directors and greater than ten percent shareholders are required by SEC regulation to furnish the company with copies of all Section 16(a) forms they file.  The Company intends to ensure to the best of its ability that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

L.  Executive Compensation and Corporate Governance

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period ended December 31, 2014, in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Maksim Smirnov, President, Chief Executive Officer, Treasurer, and Director	2015	$0	0	0	0	0	0	0	$0
Maksim Smirnov, President, Chief Executive Officer, Treasurer, and Director	2014	$0	0	0	0	0	0	0	$0

Narrative Disclosure to Summary Compensation Table

There are no compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

No executive officer received any equity awards, or holds exercisable or unexercisable options, as of the year ended December, 2014.

OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None	0	0	0	0	0	0	0	0	0

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Long-Term Incentive Plans

There are no arrangements or plans in which the Company would provide pension, retirement or similar benefits for directors or executive officers.

Compensation Committee

The Company currently does not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Director Independence

The Board of Directors is currently composed of a single member. Maksim Smirnov does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of the Company’s employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, the board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had the board of directors made these determinations, the board of directors would have reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities and relationships as they may relate to the Company and its management.

Security Holders Recommendations to Board of Directors

The Company welcomes comments and questions from the shareholders. Shareholders can direct communications to the Chief Executive Officer, Maksim Smirnov, at our executive offices. However, while the Company appreciates all comments from shareholders, it may not be able to individually respond to all communications. Management attempts to address shareholder questions and concerns in press releases and documents filed with the SEC so that all shareholders have access to information about the Company at the same time. Maksim Smirnov collects and evaluates all shareholder communications. All communications addressed to the director and executive officer will be reviewed by Maksim Smirnov, unless the communication is clearly frivolous.

M.  Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information at December 31, 2014, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company who owns beneficially more than 5% of the outstanding shares of Common Stock (based upon reports which have been filed and other information known to the Company), (ii) each of the Directors, (iii) each of the Executive Officers and (iv) all of the Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of December 31, 2014, the Company had 5,000,000 shares of Common Stock issued and outstanding.

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Beneficial Name of Owner	No. of Shares Before Offering	No. of Shares After Offering	Percentage of Ownership Before Offering (1)	Percentage of Ownership After Offering
Maksim Smirnov	5,000,000	5,000,000	100%	33%
All Officers and Directors as a Group	5,000,000	5,000,000	100%	33%

(1) Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

Changes in Control

There are no present arrangements or pledges of the Company’s securities which may result in a change in control of the Company.

Future Sales by Principal Shareholders

A total of 5,000,000 shares have been issued to the company officers, directors and affiliates and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of these shares (after applicable restrictions expire) may have a depressive effect on the price of the Company’s common stock in any market that may develop, of which there can be no assurance.  The principal shareholders do not have any plans to sell their shares at any time after this offering is complete.

N.  Transactions With Related Persons, Promoters And Certain Control Persons

We received our initial funding of $5,000 through the sale of common stock to our President, Maksim Smirnov, who purchased 5,000,000 shares of our common stock at $0.001 per share on December 1, 2014.

The shares that were issued to Maksim Smirnov were issued in transactions that were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act.

Except for the foregoing, none of the following persons has any direct or indirect material interest in any transaction to which the Company was or is a party since the beginning of the last fiscal year, or in any proposed transaction to which the Company proposes to be a party:

(A) any of the director(s) or executive officer(s);

(B) any nominee for election as one of the Company’s directors;

(C) any person who is known by the Company to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to the Company’s Common Stock; or

(D) any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above.

There are not currently any conflicts of interest by or among the Company’s current officers, directors, key employees or advisors. The Company has not yet formulated a policy for handling conflicts of interest, if any arise; however, it intends to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

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INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the Company, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, the Company will, unless in the opinion of legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

The Company has filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission (the “SEC”). We are subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q and 8-K, proxy statements, pursuant to Section 13(a) or 15(d) of the Exchange Act, and other information as required. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the SEC’s Washington, D.C. office at prescribed rates.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. The Company will voluntarily provide electronic or paper copies of its filings with the SEC free of charge upon request.

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218 North Bernard Street    Second Floor     Spokane, WA    99201

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
AppointMed, Inc.

We have audited the accompanying balance sheets of AppointMed, Inc. as of December 31, 2014 and the related statements of operations, stockholder’s equity (Deficit), and cash flows for the period ended December 31, 2014. AppointMed, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AppointMed, Inc. as of December 31, 2014, and the results of its operations and its cash flows for the period ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1, the Company has no cash or assets and has not generated positive cash flows since inception. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding this matter are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MartinelliMick PLLC
MartinelliMick PLLC Spokane, WA
March 13, 2015

AppointMed, Inc.
Balance Sheet

December 31,
2014

ASSETS

Current assets:
Cash	$ -
Total current assets	-

Total assets	$ -

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Due to shareholder	$ 1,510
Total current liabilities	1,510

Other liabilities	-

Total liabilities	1,510

Stockholders' deficit:
Preferred stock, $0.001 par value, 10,000,000 shares authorized,
no shares issued and outstanding	-
Common stock, $0.001 par value, 100,000,000 shares authorized,
5,000,000 shares issued and outstanding	5,000
Accumulated deficit	(6,510)
Total stockholders' equity (deficit)	(1,510)

Total liabilities and stockholders' equity (deficit)	$ -

See accompanying notes to financial statements.

AppointMed, Inc.
Statement of Operations

For the Period
November 26, 2014
(Inception) to
December 31,
2014

Operating expenses:
Incorporation expenses	$ 1,310
Legal fees	5,200
Total operating expenses	6,510

Loss before income taxes	(6,510)

Provision for income taxes	-

Net loss	$ (6,510)

Net loss per share - basic and diluted	$ (0.00)

Weighted average number of shares
outstanding - Basic and Diluted	4,285,714

See accompanying notes to financial statements.

AppointMed, Inc.
Statement of Cash Flows

For the Period
November 26, 2014
(Inception) to
December 31,
2014

Cash flows from operating activities:
Net loss	$ (6,510)
Adjustments to reconcile net loss to net cash used in operations:
Amounts due to shareholder for expenses paid	1,510
Common stock issued to shareholder for expenses paid	5,000
Net cash used in operating activities	-

Cash flows from investing activities	-

Cash flows from financing activities	-

Net increase (decrease) in cash	-

Cash and cash equivalents at beginning of period	-

Cash and cash equivalents at end of period	$ -

Supplemental disclosure of cash flow information:

Cash paid for interest	$ -

Cash paid for taxes	$ -

See accompanying notes to financial statements.

AppointMed, Inc.
Statement of Stockholders' Equity (Deficit)
For the Period from November 26, 2014 (Inception) to December 31, 2014

				Total
				stockholders'
	Common stock		Accumulated	equity
	Shares	Amount	deficit	(deficit)

Balance, November 26, 2014	-	-	-	-

Shares issued for payment of expenses	5,000,000	5,000	-	5,000

Net loss for the period from November 26, 2014 (Inception) to December 31, 2014.	-	-	(6,510)	(6,510)

Balance, December 31, 2014	5,000,000	$ 5,000	$ (6,510)	$ (1,510)

See accompanying notes to financial statements.

AppointMed, Inc.

Notes to Financial Statements

December 31, 2014

Note 1 – Nature of Business, Presentation and Going Concern

Organization

AppointMed, Inc. (the "Company", “AppointMed”) was incorporated in Nevada on November 26, 2014.  The Company is in its early stages of development and has not commenced in its principal business activity.  The Company will be engaged in the development and marketing of its web and mobile applications for the scheduling of clinical appointments and transmitting medical information between doctors and patients (the “AppointMed Applications”).

The Company’s goal is to complete automation of a Full Health Care Service Delivery Process on Web, Mobile and Cloud Platforms. AppointMed, Inc. will be a free service for patients and subscription based for clinicians that will allow patients to find a nearby doctor or dentist, clinic, urgent care centers, hospitals or any other healthcare professional who accepts their insurance, see their real-time availability, and instantly book an appointment via our smartphone or internet applications.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in The United States of America and the rules and regulations of the Securities and Exchange Commission (“SEC”).

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has no cash or assets and has incurred a net loss of $6,510 for the period from November 26, 2014 to December 31, 2014.   These conditions raise substantial doubt about the ability of the Company to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon its abilities to generate revenues, to continue to raise investment capital, and develop and implement its business plan.  No assurance can be given that the Company will be successful in these efforts.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.  Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.  No assurance can be given that the Company will be successful in these efforts.

Note 2 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Significant estimates in the accompanying financial statements include the valuation allowance on deferred tax assets.

Note 2 – Summary of Significant Accounting Policies – Continued

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At December 31, 2014, the Company had no cash or cash equivalents.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) ASC Topic 825 "Financial Instruments" codified Statement of Financial Accounting Standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. Unless otherwise indicated, the fair values of all reported assets and liabilities, which represent financial instruments, none of which are held for trading purposes, approximate the carrying values of such amounts.

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the periods shown.

Stock Based Compensation

The Company accounts for Stock-Based Compensation under ASC Topic 718-10 (“ASC 718-10”), which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options.

Issuance of Shares for Services

The Company accounts for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

Income Taxes

Income taxes are accounted for under the liability method of accounting for income taxes. Under the liability method, future tax liabilities and assets are recognized for the estimated future tax consequences attributable to differences between the amounts reported in the financial statement carrying amounts of assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using enacted or substantially enacted income tax rates expected to apply when the asset is realized or the liability settled. The effect of a change in income tax rates on future income tax liabilities and assets is recognized in income in the period that the change occurs. Future income tax assets are recognized to the extent that they are considered more likely than not to be realized.

The FASB has issued ASC 740 “Income Taxes”. ASC 740 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. This standard requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

As a result of the implementation of this standard, the Company performed a review of its material tax positions in accordance with recognition and measurement standards established by ASC 740 and concluded that the tax position of the Company has not met the more-likely-than-not threshold as of December 31, 2014.

Note 2 – Summary of Significant Accounting Policies – Continued

Earnings (Loss) Per Share

The Company computes income (loss) per share in accordance with ASC Topic 260, “Earnings Per Share", which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the statement of operations. Basic EPS is computed by dividing income (loss) available to common shareholders by the weighted average number of shares outstanding during the period. Diluted EPS gives effect to all dilutive potential shares of common stock outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.  As of December 31, 2014, there were no common share equivalents outstanding which would be deemed as dilutive.

Development Stage Enterprise

On June 10, 2014 the FASB issued authoritative guidance which eliminates the concept of a development stage entity. The incremental reporting requirements for presenting the development stage operations and cash flows since inception will no longer apply to development stage entities. The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 are to be applied retrospectively and are effective for fiscal years beginning after December 15, 2014. The Company would previously have been considered a development state entity as its operations had not begun and has elected early adoption of this guidance effective with these financial statements.

Note 3 – Recent Accounting Pronouncements

In June 2014 the FASB issued Accounting Standards Update (“ASU”) 2014-10, “Development Stage Entities (Topic 915)”, which provides guidance on the elimination of the concept of a development stage entity.  The incremental reporting requirements for presenting the development stage operations and cash flows since inception will no longer apply to development stage entities. The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 are to be applied retrospectively and are effective for fiscal years beginning after December 15, 2014.  The Company has elected early adoption of this guidance effective with these financial statements.

The amendment eliminating the exception to the sufficiency-of-equity-at-risk criterion for development stage entities in paragraph 810-10-15-16 should be applied retrospectively for annual reporting periods beginning after December 15, 2015 and interim periods therein. Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued.  The Company has adopted ASU 2014-10 in the second quarter of 2014 and does not expect this adoption to have a material impact on its consolidated financial condition, results of operations or cash flows.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements-Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The objective of the amendments in this Update is to provide guidance on determining when and how to disclose going-concern uncertainties in the financial statements.  The new standard requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued. An entity must provide certain disclosures if “conditions or events raise substantial doubt about the entity’s ability to continue as a going concern.”  The ASU applies to all entities and is effective for annual periods ending after December 15, 2016, and interim periods thereafter, with early adoption permitted.  The Company is evaluating the impact of ASU 2014-15 on its financial condition, results of operations and cash flows.

Management does not believe any recently issued but not yet effective accounting pronouncements, if adopted, would have a material effect on the Company’s present or future consolidated financial statements.

Note 4 – Related Parties

During the period November 26, 2014 to December 31, 2014, Mr. Maksim Smirnov, the Company’s President and sole shareholder, paid for $1,510 of expenses on behalf of the Company.  The $1,510 is included in the balance sheet as amounts due to shareholder at December 31, 2014.  The amount due is non-interest bearing and due on demand.  Also during the period, the Company issued 5,000,000 shares of its Common Stock to Mr. Smirnov for an additional $5,000 of expenses paid by him on behalf of the Company.

Note 5 – Stockholders’ Equity (Deficit)

Preferred Stock

The Company has authorized 10,000,000 shares of Preferred Stock, $0.001 par value.  As of December 31, 2014, no shares of Preferred Stock are issued and outstanding.

Common Stock

The Company has authorized 100,000,000 shares of Common Stock, $0.001 par value.  As of December 31, 2014, 5,000,000 shares of Common Stock are issued and outstanding.

On December 1, 2014, the Company issued 5,000,000 shares of its Common Stock to Mr. Maksim Smirnov, its President, for $5,000 of expenses paid by him on behalf of the Company.

Note 6 – Income Taxes

No provision was made for income taxes for the period from November 26, 2014 (Inception) to December 31, 2014 as the Company had incurred an operating loss of $6,510.

The income tax expense (benefit) differs from the amount computed by applying the United States Statutory corporate income tax rate as follows:

Deferred income taxes reflect the tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes. The components of the net deferred income tax assets are approximately as follows:

The Company has established a full valuation allowance on our deferred tax asset because of a lack of sufficient positive evidence to support its realization.  The valuation allowance is $2,210 for the period November 26, 2014 (inception) to December 31, 2014.

No provision for income taxes has been provided in these financial statements due to the net loss for the period November 26, 2014 (inception) to December 31, 2014. At December 31, 2014, the Company has net operating loss carry forwards of approximately $6,510, which expire commencing 2034.

The Company is subject to income taxes in the U.S. federal jurisdiction and the state of Nevada. The tax regulations within each jurisdiction are subject to interpretation of related tax laws and regulations and require significant judgment to apply.  As of December 31, 2014, tax year 2014 remains open for IRS audit. The Company has received no notice of audit from the IRS for any of the open tax year.

Note 7 – Subsequent Events

The Company has evaluated subsequent events through the date the financial statements were issued. The Company has determined that there are no such events that warrant disclosure or recognition in the financial statements.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other expenses of issuance and distribution.

Expenses incurred or expected relating to this Prospectus and distribution are as follows:

SEC Filings	$ 1,000
Transfer Agent	1,000
Misc. Expenses	500
Legal and Accounting	10,000
Total Offering Expenses	12,500

Item 14.  Indemnification of directors and officers

Our articles of incorporation provide that no director or officer shall be personally liable for damages for breach of fiduciary duty for any act or omission unless such acts or omissions involve intentional misconduct, fraud, knowing violation of law, or payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Our bylaws provide that we shall indemnify any and all of our present or former directors and officers, or any person who may have served at our request as director or officer of another corporation in which we own stock or of which we are a creditor, for expenses actually and necessarily incurred in connection with the defense of any action, except where such officer or director is adjudged to be liable for negligence or misconduct in performance of duty. To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

We do not currently maintain standard policies of insurance under which coverage is provided (a) to our directors, officers, employees and other agents against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which may be made by us to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law, although we may do so in the future.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

Item 15.  Recent sales of unregistered securities.

Set forth below is information regarding the issuance and sales of securities without registration since inception.  No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

We received our initial funding of $5,000 through the sale of common stock to our President, Maksim Smirnov, who purchased 5,000,000 shares of our common stock at $0.001 per share on December 1, 2014.

All of the above offerings and sales were deemed to be exempt under rule 903 of Regulation S and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, and transfer was restricted by AppointMed, Inc., in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the purchasers in the Regulation S offering were not US persons as defined in Regulation S. Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

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Item 16.  Exhibits

The following exhibits are included in this registration statement:

Exhibit. No.	Description of Exhibit	Filing

3.1	Articles of Incorporation	Filed herewith.

3.2	By-laws	Filed herewith.

5.1	Legal Opinion of Law Office of Andrew Coldicutt	Filed herewith.

10.1	Form of Subscription Agreement	Filed herewith.

23.1	Consent of MartinelliMick PLLC	Filed herewith.

23.2	Consent of Law Office of Andrew Coldicutt (attached as part of Exhibit 5.1)	Filed herewith.

Item 17.  Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(C) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be

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deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(D) For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

(i) that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned on April 24, 2015.

AppointMed, Inc.

By	/s/Maksim Smirnov
Maksim Smirnov
Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Maksim Smirnov

Chief Executive Officer

April 24, 2015

Maksim Smirnov

Title

Date

/s/ Maksim Smirnov

Principal Financial Officer

April 24, 2015

Maksim Smirnov

Title

Date

/s/ Maksim Smirnov

Principal Accounting Officer

April 24, 2015

Maksim Smirnov

Title

Date

/s/ Maksim Smirnov

Director

April 24, 2015

Maksim Smirnov

Title

Date

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